                                      LEASE

                                   SEARS TOWER

                             233 SOUTH WACKER DRIVE

                                CHICAGO, ILLINOIS

                             UNIVERSAL ACCESS, INC.

                                      LEASE

                                   SEARS TOWER

                             233 SOUTH WACKER DRIVE

                                CHICAGO, ILLINOIS

                             UNIVERSAL ACCESS, INC.


                                                                                                               PAGE
                                                                                                               ----
                                TABLE OF CONTENTS

SCHEDULE..........................................................................................................1

TERMS AND CONDITIONS..............................................................................................5

1.    TERM........................................................................................................5
2.    BASE RENT...................................................................................................5
3.    ADDITIONAL RENT.............................................................................................5
4.    USE OF THE PREMISES........................................................................................11
5.    POSSESSION.................................................................................................12
6.    SERVICES...................................................................................................13
7.    REPAIRS....................................................................................................17
8.    ADDITIONS AND ALTERATIONS..................................................................................18
9.    COVENANT AGAINST LIENS.....................................................................................19
10.   INSURANCE..................................................................................................19
11.   FIRE OR CASUALTY...........................................................................................21
12.   WAIVER OF CLAIMS - INDEMNIFICATION.........................................................................22
13.   NONWAIVER..................................................................................................23
14.   CONDEMNATION...............................................................................................23
15.   ASSIGNMENT AND SUBLETTING..................................................................................24
16.   SURRENDER OF POSSESSION....................................................................................27
17.   HOLDING OVER...............................................................................................28
18.   ESTOPPEL CERTIFICATE.......................................................................................29
19.   OBLIGATIONS TO MORTGAGEES..................................................................................29
20.   CERTAIN RIGHTS RESERVED BY LANDLORD........................................................................30
21.   RULES AND REGULATIONS......................................................................................32
22.   DEFAULT AND LANDLORD'S REMEDIES............................................................................32
23.   EXPENSES OF ENFORCEMENT....................................................................................34
24.   COVENANT OF QUIET ENJOYMENT................................................................................34
25.   REAL ESTATE BROKER.........................................................................................35
26.   MISCELLANEOUS..............................................................................................35
27.   NOTICES....................................................................................................39
28.   LIMITATION OF LIABILITY....................................................................................40
29.   SECURITY DEPOSIT...........................................................................................40
30.   RIGHT OF FIRST OFFER.......................................................................................43
31.   EXPANSION OF PREMISES......................................................................................43


                                      i

32.   TENANT'S OPTION TO RENEW...................................................................................44


                                    EXHIBITS

         EXHIBIT A         FLOOR PLAN OF PREMISES

         EXHIBIT B         TENANT WORK LETTER

         EXHIBIT C         RULES AND REGULATIONS

         EXHIBIT D         ESTOPPEL CERTIFICATE

         EXHIBIT E         CONDENSER WATER ADDENDUM

         EXHIBIT F         GENERATOR LOCATION

         EXHIBIT G         SIGNAGE

                                      LEASE
                                   SEARS TOWER
                             233 SOUTH WACKER DRIVE
                                CHICAGO, ILLINOIS

         THIS AGREEMENT OF LEASE made as of this 10th day of March, 2000 (hereinafter referred to as the "Lease") between TH TOWER LEASING LLC, a Delaware limited liability company (hereinafter referred to as "Landlord"), and UNIVERSAL ACCESS, INC., a Delaware corporation (hereinafter referred to as "Tenant");


                                    SCHEDULE


1. DESCRIPTION OF PREMISES: The premises designated on the plans attached hereto as Exhibits A-1-A-6, respectively, and containing approximately 18,378 square feet of Rentable Area on the 3rd floor (the "Third Floor Premises") consisting of the 7,295 square feet of the Rentable Area identified on Exhibit A-1 and herein as the "Phase 1 - 3rd Floor Space" and the 11,083 square feet of Rentable Area identified on Exhibit A-1 and herein as the "Phase 2 - 3rd Floor Space" (the Phase 1 - 3rd Floor Space and the Phase 2 - 3rd Floor Space are herein sometimes together referred to as the "Third Floor Premises"); 14,284 square feet of Rentable Area on the 4th floor identified on Exhibit A-2 and herein as the "Fourth Floor Premises"; 50,033 square feet of Rentable Area on the 5th floor consisting of the 20,885 square feet of Rentable Area identified on Exhibit A-3 and herein as the "Phase 1 - 5th Floor Space" and the 29,148 square feet of Rentable Area identified on Exhibit A-3 and herein as the "Phase 2 - 5th Floor Space" (the Phase 1 - 5th Floor Space and the Phase 2 - 5th Floor Space are herein sometimes together referred to as the "Fifth Floor Premises"); 50,033 square feet of Rentable Area on the 6th floor identified on Exhibit A-4 and herein as the "Sixth Floor Premises"; 2,606 square feet of Rentable Area on the 7th floor identified on Exhibit A-5 and herein as the "Seventh Floor Premises"; and 37,084 square feet of Rentable Area on the 8th floor identified on Exhibit A-6 and herein as the "Eighth Floor Premises"; the Third Floor Premises, the Fourth Floor Premises, the Fifth Floor Premises, the Sixth Floor Premises, the Seventh Floor Premises and the Eighth Floor Premises are sometimes herein collectively referred to as the "Premises", in the building commonly known as the Sears Tower (the "Building") located at 233 South Wacker Drive in the City of Chicago, Cook County, Illinois (hereinafter referred to together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land").

2. USE OF PREMISES: Tenant shall use the Premises solely as general offices and for no other purpose whatsoever; provided, however, that Tenant may use the Seventh Floor Premises for a Network Operating Center and/or Universal Transport Exchange, but may not use the Universal Transport Exchange to circumvent the obligation of all service providers in the Building to pay fees for access to the Building in accordance with individual license agreements.

3. BASE RENT: The per annum rate of Base Rent and the monthly installments thereof are set forth on Schedule 1 attached hereto.

4. TENANT'S PROPORTIONATE SHARE: shall mean (a) 4.64% for the purposes of determining Taxes (as hereinafter defined) payable by Tenant hereunder, such percentage being the percentage calculated by dividing the Rentable Area contained in the Premises, as determined by Landlord and shown in Item 1 of this Schedule by 3,716,292 rentable square feet (being one hundred percent (100%) of the aggregate amount of all office and retail space in the Building), and (b) 4.99% for purposes of determining Operating Expenses (as hereafter defined) payable by Tenant hereunder, such percentage being the percentage calculated by dividing the Rentable Area of the Premises, by 3,457,851 rentable square feet (being one hundred percent (100%) of the aggregate amount of all office space in the Building). Tenant's Proportionate Share shall be adjusted proportionately if the number of square feet of Rentable Area in the Premises is increased or decreased or if the aggregate amount of office or retail space in the Building is either increased or decreased. Tenant's Proportionate Share will be adjusted to reflect the staged take down of the space and Tenant shall not be responsible for Tenant's Proportionate Share of Taxes or Operating Expenses for any portion of the Premises until the Rent Commencement Date for such portion of the Premises occurs.

5.       COMMENCEMENT DATE:  The date hereof.

6.       TERMINATION DATE:  July 31, 2012.

7. SECURITY DEPOSIT: Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) increasing and decreasing as provided in
         Section 29 of the Lease.

8.       ADDRESSES FOR NOTICES:

         IF TO LANDLORD:

                  TH TOWER LEASING LLC
                  c/o TrizecHahn Office Properties Inc.
                  233 South Wacker Drive, Suite 4600
                  Chicago, Illinois  60606
                  Attention:  Executive Vice President

         WITH A COPY TO:

                  TH TOWER LEASING LLC
                  c/o TrizecHahn Office Properties Inc.
                  233 South Wacker Drive, Suite 3330
                  Chicago, Illinois  60606
                  Attention:  General Manager

         IF TO TENANT:

                  PRIOR TO THE RENT COMMENCEMENT DATE:

                  UNIVERSAL ACCESS, INC.
                  100 North Riverside Plaza, Suite 2200
                  Chicago, Illinois  60606

                  Attention:  Mr. Robert Pommer

                  AFTER THE RENT COMMENCEMENT DATE:

                  UNIVERSAL ACCESS, INC.
                  233 South Wacker Drive
                  Chicago, Illinois  60606
                  Attention:  Mr. Robert Pommer

9.       BROKER:  TrizecHahn Office Properties Inc. and Dean Topping & Company.

         This Lease is subject to the Terms and Conditions and the provisions of any exhibits attached hereto, which Terms and Conditions and exhibits are hereby made a part of this Lease.

LANDLORD:                                                TENANT:

TH TOWER LEASING LLC,                                    UNIVERSAL ACCESS, INC.,
A DELAWARE LIMITED LIABILITY COMPANY                     A DELAWARE CORPORATION


By: /s/ Stephen E. Budorick                              By:  /s/ Robert Brown

         Its Vice President                              Its Vice President

                                   SCHEDULE 1

                                    BASE RENT



                                     Per Square Foot                   Monthly                      Annual
           Period                    Base Rental Rate                 Base Rent                    Base Rent
           ------                    ----------------                 ---------                    ---------
      August 1, 2000 -
       July 31, 2001*                     $18.00                     $258,627.00                 $3,103,524.00

      August 1, 2001 -
       July 31, 2002*                     $18.54                     $266,385.81                 $3,196,629.72

      August 1, 2002 -
       July 31, 2003                      $19.10                     $274,431.98                 $3,293,183.80

      August 1, 2003 -
       July 31, 2004                      $19.67                     $282,621.84                 $3,391,462.06

      August 1, 2004 -
       July 31, 2005                      $20.26                     $291,099.06                 $3,493,188.68

      August 1, 2005 -
       July 31, 2006                      $20.87                     $299,863.64                 $3,598,363.66

      August 1, 2006 -
       July 31, 2007                      $21.50                     $308,915.58                 $3,706,987.00

      August 1, 2007 -
       July 31, 2008                      $22.15                     $318,254.89                 $3,819,058.70

      August 1, 2008 -
       July 31, 2009                      $22.81                     $327,737.88                 $3,932,854.58

      August 1, 2009 -
       July 31, 2010                      $23.49                     $337,508.24                 $4,050,098.82

      August 1, 2010 -
       July 31, 2011                      $24.19                     $347,565.95                 $4,170,791.42

      August 1, 2011 -
       July 31, 2012                      $24.92                     $358,054.71                 $4,296,656.56

* Base Rent during this period will be adjusted to reflect the staged take down of the Premises.

                              TERMS AND CONDITIONS


         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (hereinafter referred to as the "Premises") described in the SCHEDULE appearing at the beginning of this Lease (hereinafter referred to as the "SCHEDULE") and designated on the plan attached hereto as EXHIBIT A, subject to the covenants, terms, provisions and conditions of this Lease.

1.       TERM

         The term of this Lease (hereinafter referred to as the "Term") shall commence on the Commencement Date and shall end on the Termination Date each as provided in the SCHEDULE, unless sooner terminated as provided herein.

2.       BASE RENT

         (a) BASE RENT PAYMENTS. Tenant shall pay to Landlord or Landlord's agent at Sears Tower, 233 South Wacker Drive, Chicago, Illinois, or at such other place as Landlord or Landlord's agent may from time to time designate in writing, in currency which, at the time of payment, is legal tender for private or public debts in the United States of America, the applicable annual Base Rent set forth in SCHEDULE 1 payable for the corresponding portion of the Premises, commencing on the applicable Rent Commencement Date (as provided in subparagraph
                  (b) below) in equal monthly installments in the applicable amounts set forth in SCHEDULE 1 in advance on or before the first day of each and every month during the Term without demand and without any abatement, setoff or deduction whatsoever, except as specifically set forth in this Lease. Such Base Rent shall be escalated as set forth in SCHEDULE 1. Any Base Rent payable for a partial month other than a partial month at the end of the Term shall be paid on the first day of the following month. Any Base Rent payable for a partial month at the end of the Term shall be paid on the first day of such month.

         (b) RENT COMMENCEMENT DATE. The applicable Rent Commencement Date for each portion of the Premises shall be the earlier to occur of (x) the date which is one hundred twenty (120) days following the date Landlord tenders such portion of the Premises to Tenant pursuant to SECTION 5 hereof and (y) the date upon which Tenant begins to use for the conduct of Tenant's business such portion of the Premises; provided, however, that with respect to the Sixth Floor Premises the Rent Commencement Date shall be the date which is one hundred twenty (120) days following the date Landlord tenders the Sixth Floor Premises to Tenant pursuant to SECTION 5 hereof, rather than the earlier to occur of the events set forth in clauses (x) and (y) of this subparagraph.

3.       ADDITIONAL RENT

         In addition to paying the Base Rent specified in SECTION 2 hereof, Tenant shall pay as "Additional Rent" the amounts described in this
         SECTION 3. Such Additional Rent paid by Tenant and other tenants in the Building shall reimburse Landlord for all expenses of owning, operating and maintaining the Land and the Building, except as expressly excluded below, and shall permit Landlord to receive the Base Rent as "net" rent. The Base Rent and the Additional Rent and all other amounts due under this Lease are herein collectively referred to as the "Rent." All Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent is to be paid notwithstanding any abatement of Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent shall survive the expiration of the Term. For any Calendar Year which is not wholly included in the Term, Tenant shall be obligated to pay only a pro rata share of the Additional Rent for such Calendar Year, based on the number of days of the Term falling within such Calendar Year. Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or set off of any kind (except as specifically set forth in this Lease), it being the intention of the parties that, to the full extent permitted by law, Tenant's covenant to pay Rent shall be independent of all other covenants contained in this Lease.

         (a)      CERTAIN DEFINITIONS.  As used in this Lease, the terms:

                  (i) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

                  (ii) "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid or incurred by Landlord or its managing agent in connection with the ownership, management, operation, maintenance and repair of the Land and Building (including, without limitation, the cost of providing electricity for lighting the Premises as provided in Subsection 6(a)(ii) below and other office space), except the following:

                           A.       Taxes (as hereinafter defined);

                           B. Costs of capital improvements to any tenant's premises;

                           C. Principal or interest payments on loans secured by mortgages or trust deeds on the Building or Land or rent payable on any ground lease of the Land and/or the Building;

                           D. Costs of capital improvements to the Building, except that Operating Expenses shall include (1) the costs of any capital improvement which is intended to reduce any component of Operating Expenses and (2) the costs of any capital improvement which is made by Landlord to keep the Land or Building in compliance with all governmental rules and regulations applicable from time to time thereto (excluding such costs to comply with governmental rules and regulations in effect as of the date hereof, other than costs for the conversion of the chillers to comply with environmental regulations), in each case as evenly amortized over the useful life of each such capital improvement with interest on the unamortized amount at the greater of (A) ten percent (10%) per annum or (B) four percent (4%) per annum above the "prime rate" or "corporate base rate" announced from time to time by a major Chicago bank selected by Landlord (the "Prime Rate") (but in no event at a rate which is more than the highest lawful rate allowable in the State of Illinois);

                           E. Costs of utilities and other services provided to and used in the operation of the retail stores in the Building, provided that the costs of operating and maintaining the common areas adjoining such retail stores at and above the Franklin Street Level shall be included in Operating Expenses; and

                           F. Costs and expenses incurred in connection with leasing space in the Building, such as leasing commissions, tenant allowances, space planning fees and advertising and promotional expenses and legal fees for the preparation of leases;

                           G. Costs of initial improvements to, or alterations of, space leased to any tenant;

                           H.       Depreciation or amortization of any
                                    improvements except as specifically set
                                    forth in this Lease;

                           I. The cost of repairing or restoring any portion of the Building damaged by a hazard, to the extent Landlord has received insurance proceeds with respect to such damage (provided that the amount of any deductible paid by Landlord shall be included in Operating Expenses) or for which Landlord would have received insurance proceeds had Landlord maintained the insurance required by this Lease;

                           J.       The cost of repairs, alterations or
                                    replacements required as the result of the exercise of any right of eminent domain to the extent Landlord receives net condemnation proceeds in reimbursement of such costs, as the result of such exercise;

                           K. Any late fees, fines, penalties and interest on past due amounts incurred by Landlord due to Landlord's violation of any applicable law, rule or regulation;

                           L. Costs incurred for relocating tenants within the Building;

                           M. Any other costs or expenses incurred by Landlord to the extent Landlord has actually collected funds in reimbursement of such costs and expenses (x) from any policies of insurance in effect and (y) from any other tenant (other than through such tenant's payment of its share of Operating Expenses or Taxes);

                           N. Landlord's general corporate overhead and general administrative expenses;

                           O. Legal and auditing fees in connection with disputes with tenants (excepting legal fees in seeking to enforce Building rules and regulations);

                           P. Costs for services paid to any affiliate of Landlord which are in excess of the then prevailing market costs for such services;

                           Q.       Costs incurred for special services
                                    performed for other tenants which are not performed for Tenant;

                           R.       Costs of removing, encapsulating or
                                    otherwise abating any hazardous substance or regulated material (as defined under any federal, state or local law in effect as of the date hereof) in or about the Land or Building not placed there by Tenant;

                           S. Management fees charged by Landlord or Landlord's agent to the extent such fees are in excess of management fees which would be charged in an arm's length transaction with an independent property management company;

                           T. Executive salaries above the grade of Building Manager, except for personnel, off-site or otherwise, to the extent such personnel perform services or functions related to the management, operation or maintenance of the Building, and whose services Landlord would otherwise contract for with a third party, and then only to the extent the cost of such personnel is allocated to the Building proportionately to the amount of time spent on the Building by such personnel;

                           U. Expenses incurred in connection with any dining club, athletic club, parking garage, observatory or antenna not available for use by Tenant without payment of an additional charge.

                  (iii) "Taxes" shall mean taxes levied, assessed, imposed, accruing or due and payable during the Term (or which Landlord is obligated to pay on behalf of any other person or entity having any interest in the Land or the Building) in connection with the Land, the Building, the operation thereof or any rights or responsibilities related thereto. "Taxes" shall include without limitation: (a) real estate taxes and assessments, special or otherwise, levied, assessed, imposed, accruing or due and payable during the Term upon the Land or Building; (b) ad valorem taxes for any personal property owned or leased by Landlord and used exclusively in connection with operating or maintaining the Land or Building; (c) any tax, assessment, charge or fee which is imposed in substitution for, or in lieu of an increase in, such real estate taxes or ad valorem personal property taxes; (d) any income or franchise tax based on Landlord's income from the Land and Building which taxes such income in a different manner than income from sources other than the ownership and operation of income-producing real estate, which is substantively the functional equivalent of a tax on gross rents or leases, but is called by another name; or (e) a tax on gross rents or leases; or (f) a tax on the development of real estate or the construction or improvement of buildings or premises therein. Taxes shall also include, in the year paid, all fees for consultants and attorneys and all other costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, or capital stock tax or any current state or federal income taxes or any income taxes other than those described above. With respect to any Taxes which include assessments against income or property not related to the Land or Building, Taxes shall include only that portion of such Taxes which would be payable if the Land and Building and all rights related thereto were the only assets of Landlord. Taxes shall not include interest or penalties arising as a result of a late payment, except to the extent such late payment is due to the default of Tenant hereunder.

         (b) EXPENSE ADJUSTMENT. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Expense Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Operating Expenses plus Tenant's pro rata share of the special allocation of Variable Operating Expenses (as defined in SECTION 3(c)) incurred with respect to each Calendar Year or any portion thereof. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during that Calendar Year in an amount reasonably estimated from time to time by Landlord and communicated by written notice to Tenant. Following the close of each Calendar Year, Landlord shall compute the Expense Adjustment Amount for that Calendar Year based on the Operating Expenses (and any special allocation of Variable Operating Expenses) for that Calendar Year and shall deliver to Tenant a statement of the Expense Adjustment Amount plus a statement of all estimated installments paid by Tenant with respect to that Calendar Year. Tenant shall pay to Landlord any deficiency shown by the statement within thirty (30) days after Tenant receives the statement. If the installments paid exceed the amounts due and if Tenant is not then in Default under this Lease, Landlord shall credit the excess against Rent or any other payment next due to Landlord from Tenant hereunder and refund the excess to Tenant. If Tenant is then in Default hereunder (and until Tenant cures such Default), Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payments of Rent coming due hereunder. The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term. Delay in computation of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained.

                  Tenant shall have the right to audit or cause to be audited by a firm of certified public accountants designated by Tenant, Landlord's books and records in respect of Operating Expenses, the cost (including, without limitation, the charges of such accountants) of which shall be borne by Tenant unless it is demonstrated that Landlord has overstated Tenant's Expense Adjustment Amount by more than five percent (5%), in which case Landlord shall bear the cost including, without limitation, the charges of such accountants) of the audit. Notwithstanding anything contained herein to the contrary, any audit by Tenant (or by Tenant's accountants, but not by an independent consultant on a contingency fee basis) of Operating Expenses for any calendar year must occur during normal business hours upon at least two
                  (2) weeks prior written notice; such audit must be commenced within the two (2) month period following Tenant's receipt of Landlord's Statement of Operating Expenses and completed within the four (4) month period following Tenant's receipt of Landlord's statement of Operating Expenses. Any overpayment by Tenant, if Tenant is not then in Default hereunder, shall be credited against the next payment of Rent due to Landlord from Tenant hereunder and if such amount exceeds the next payment of Rent due Landlord from Tenant hereunder such excess shall be refunded to Tenant. If Tenant is then in Default hereunder (and until Tenant cures such Default), Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payment of Rent coming due hereunder. All information obtained by Tenant in connection with such audit shall be utilized by Tenant and its accountants and attorneys on a confidential basis and shall not be shared with other tenants in the Building or their representatives.

         (c) ALLOCATION OF VARIABLE OPERATING EXPENSES. If at any time during the Term less than ninety-five percent (95%) of the then current office space in the Building is occupied, at Landlord's option those components of Operating Expenses which vary with occupancy ("Variable Operating Expenses") shall be removed from general Operating Expenses and allocated to the portion of the office space in the Building which is actually occupied and generating such components of Operating Expenses. This special allocation shall be made on a pro rata basis over the occupied office space in the Building, based on both the comparative Rentable Areas of the Building which are occupied and the portion of the Calendar Year during which the portions of the Building were occupied. Examples of Variable Operating Expenses include, without limitation, janitorial services, electricity for overhead lighting and HVAC costs. Operating Expenses which do not vary with occupancy, such as public liability insurance and lobby maintenance will continue to be allocated on a pro rata basis over the office space in the Building whether or not occupied and Tenant shall only be responsible for Tenant's Proportionate Share of those Operating Expenses.

         (d) TAX ADJUSTMENT. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Taxes incurred with respect to each Calendar Year or any portion thereof. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during that Calendar Year in an amount reasonably estimated from time to time by Landlord and communicated by written notice to Tenant. If Taxes for any Calendar Year are payable in whole or in part before the end of that Calendar Year, Tenant shall, within thirty (30) days after the written request of Landlord, promptly pay Tenant's Proportionate Share of the payment as a special installment, after deducting installments previously paid by Tenant under this SECTION 3(d) for such Calendar Year. Following the final payment of Taxes for each Calendar Year, Landlord shall compute the Tax Adjustment Amount for that Calendar Year and deliver to Tenant a statement of the Tax Adjustment Amount plus a statement of all estimated installments paid by Tenant for that Calendar Year. Tenant shall pay to Landlord any deficiency shown by the statement within thirty (30) days after Tenant receives the statement. If the installments paid exceed the actual amount due and if Tenant is not then in Default under this Lease, Landlord shall credit the excess against Rent or any other payment next due to Landlord from Tenant hereunder and refund the excess to Tenant. If Tenant is then in Default hereunder (and until Tenant cures such Default), Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payments of Rent coming due hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term. In determining the amount of Taxes for any Calendar Year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of the special assessment required to be paid during that year as if Landlord had elected to have the special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes levied or assessed for the year without regard to when such Taxes are paid or payable. Delay in computing the Tax Adjustment Amount shall not be deemed a Default hereunder or a waiver of Landlord's right to collect the Tax Adjustment Amount.

4.       USE OF THE PREMISES

         (a) RESERVED AREAS. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the
                  Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floor covering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

         (b) PERMITTED USE. Tenant shall use and occupy the Premises solely for the purposes set forth in the SCHEDULE and for no other purpose.

         (c) COMPLIANCE WITH LAWS. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition, use and occupancy of the Premises throughout the entire Term of this

                  Lease; provided, however, that the foregoing shall not be interpreted to require Tenant to perform structural or capital work unless required due to Tenant's specific use of the Premises as opposed to office use in general. Without limitation of the foregoing, Tenant covenants and agrees not to bring into the Premises or to use, store, treat or dispose, or permit the use, storage, treatment or disposal, in the Premises of (i) any hazardous substance or regulated materials as defined under any present or future federal, state or local law, rule or regulation or (ii) any explosives or any flammable substances, including, but not limited to, gasoline, liquified petroleum gas, turpentine, kerosene and naphtha (the substances and materials referred to in clauses (i) and (ii) hereof are collectively referred to herein as "Hazardous Materials"), except for such materials customarily used in office operation (x) in such quantities which do not exceed any legal limits, and (y) used, stored, treated and disposed of in compliance with all applicable laws and regulations.

         (d) ENVIRONMENTAL DISCLOSURE. Tenant, from time to time, upon not less than ten (10) business days prior written request by Landlord, will provide Landlord with such information in Tenant's possession which Landlord may request regarding Tenant's operations in the Premises (including, without limitation, whether or not such operations involve the generation, transportation, storage, treatment or disposal of Hazardous Materials) and shall cooperate with Landlord in the event Landlord is required to prepare an Environmental Disclosure Document pursuant to the provisions of the Illinois Responsible Property Transfer Act of 1988 or any government rules or regulations issued pursuant thereto or in connection therewith or in connection with any other federal, state or local laws, rules or regulations.

5.       POSSESSION

         (a) POSSESSION OF THE PREMISES. Possession of that portion of the Third Floor Premises consisting of the 7,295 square feet of Rentable Area identified on EXHIBIT A-1 hereto as the Phase 1
                  - 3rd Floor Space shall be tendered to Tenant by Landlord in their "as-is" condition on April 1, 2000 and the remainder of the Third Floor Premises identified on EXHIBIT A-1 as Phase 2
                  - 3rd Floor Space shall be tendered to Tenant by Landlord in their "as-is" condition on July 2, 2000. Possession of the Fourth Floor Premises shall be tendered to Tenant by Landlord in their "as-is" condition on June 1, 2000. Possession of the Phase 1 - 5th Floor Space shall be tendered to Tenant by Landlord in their "as-is" condition on July 2, 2000 and possession of the Phase 2 - 5th Floor Premises shall be tendered to Tenant by Landlord in their "as-is" condition on December 1, 2001. Possession of the Sixth Floor Premises shall be tendered to Tenant by Landlord in their "as-is" condition on April 1, 2000. Possession of the Seventh Floor Premises shall be tendered to Tenant by Landlord in their "as-is" condition on April 1, 2000. Possession of the Eighth Floor Premises shall be tendered to Tenant by Landlord in their "as-is" condition on October 1, 2000. Notwithstanding the aforementioned references to "as-is" condition all portions of the Premises when delivered by Landlord to Tenant shall be broom clean with the electrical and mechanical systems to the Premises in good working order. Following the tender of each portion of the Premises Tenant shall thereafter perform its obligations relating to the construction of such portion of the Premises as described in the Tenant Work Letter attached as EXHIBIT B hereto and made a part hereof. Tenant's obligation to pay Rent for such portion of the Premises as herein provided shall commence on the Rent Commencement Date for such portion of the Premises even in the event Tenant's Work (as defined in the Tenant Work Letter) therein shall not be completed. Notwithstanding the foregoing, Tenant's obligation to pay Rent for such portion of the Premises shall be delayed one (1) day for each day that the completion of the Tenant's Work in such portion of the Premises is delayed as a result of Landlord's failure to deliver vacant possession of such portion of the Premises to Tenant on or before the date set forth above in this SECTION 5(a) for the delivery of such portion of the Premises to Tenant. Except as provided above, Landlord shall have no other liability whatsoever on account of any such delays and this Lease shall nevertheless continue in full force and effect.

         (b) The Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease.

         (c) Under no circumstances shall the occurrence of any of the events described in this SECTION 5 be deemed to accelerate or defer the Termination Date.

         (d) If Tenant takes possession or enters into occupancy of any portion of the Premises for the purpose of conducting its business therefrom prior to the date set forth in SECTION 5(a) hereof for such portion of the Premises, such possession and occupancy shall be pursuant to all of the terms, covenants and conditions of this Lease, including the obligation to pay Base Rent and Additional Rent (except as provided in SECTIONS 2(b) AND 3(e) hereof).

6.       SERVICES

         (a) LIST OF SERVICES. So long as Tenant is not in Default under any covenant or condition of this Lease, Landlord shall provide the following services on all days during the Term, except Saturdays, Sundays and holidays, unless otherwise stated:

                  (i) Heating and air conditioning in the Premises from Monday through Friday, from 8 a.m. to 6 p.m. and on any Saturday which is not a holiday from 8 a.m. to 1 p.m. Landlord will operate the system of distribution ducts, supply registers and diffusers, return grilles and associated fixtures to provide in the Premises [as partitioned in accordance with the Preliminary Space Plans (as defined in the Tenant Work Letter)], heating and air conditioning with capacity to provide the following results during the business hours set forth above; which heating and air conditioning shall, within tolerances normal in first class office buildings, be capable of providing the following: (a) air conditioning which shall be capable of maintaining inside space conditions of seventy-eight degrees (78 DEG.) Fahrenheit dry bulb and fifty percent (50%) relative humidity when outside conditions are ninety-two degrees (92 DEG.) Fahrenheit dry bulb and seventy-five degrees (75 DEG.) Fahrenheit wet bulb and (b) heating which shall be capable of maintaining inside space conditions of not less than seventy-two degrees (72 DEG.) Fahrenheit when outside air temperatures are not less than minus ten degrees (-10 DEG.) Fahrenheit and not more than sixty-five degrees (65 DEG.) Fahrenheit. The foregoing is based upon occupancy density of not more than one (1) person per hundred (100) square feet of floor area, and a maximum electric lighting and office machine load of five (5) watts per square foot of floor area.

                           Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord. Landlord's obligations with respect to heating and air conditioning are subject to all governmental rules, regulations and guidelines applicable thereto. Wherever heat generating machines or equipment are used by Tenant in the Premises, which affect the temperature otherwise maintained by the air-cooling system, or where the configuration and placement of such equipment creates a per square foot heat load above what would be considered normal for office use, Landlord reserves the right to install supplementary air-conditioning units in the Premises and the expense of installation, operation and maintenance of any such supplementary units shall be paid by Tenant to Landlord as Additional Rent.

                  (ii) Electricity solely for the lighting fixtures in the Premises of up to two (2) watts per square foot of rentable area within the Premises, together with adequate electrical wiring and facilities to the Premises for standard building lighting fixtures and for Tenant's incidental uses. Distribution within the Premises is at Tenant's expense, although Tenant may use any existing conduit system within the Premises. All electricity used in the Premises other than for lighting fixtures shall be separately metered by a meter or meters to be installed at Landlord's expense. Tenant agrees to pay for such electricity directly to the utility providing such electricity. Tenant shall bear the cost of providing all light fixtures and replacement of all lamps, tubes, ballasts and starters for lighting fixtures. With respect to such incidental uses, adequate electrical wiring and facilities will be furnished up to the meter in the Premises by Landlord, provided that: (a) the connected electrical load of the incidental use equipment does not exceed an average of two (2) watts per square foot of rentable area within the Premises;
                           (b) the electricity for incidental uses will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding twenty
                           (20) amperes with a load not exceeding sixteen (16) amperes; and (c) such electricity will be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for incidental uses exceed those set forth in the preceding sentence, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at Tenant's expense by arrangement with Commonwealth Edison Company or another approved local utility. If Tenant's actual usage of electricity for lighting exceeds two (2) watts per square foot, then Landlord may charge and collect from Tenant a fee for such excess usage, the amount of such fee to be determined by Landlord. With respect to electricity for lighting, electricity for two hundred sixty (260) hours of lighting per month will be provided by Landlord as part of Operating Expenses. Tenant shall be billed monthly for all overtime hours of lighting in excess of two hundred sixty (260) hours per month.

                           With regard to the Seventh Floor Premises only, Landlord shall make available to the seventh floor electrical room 400 amps, 480 volt three phase (one feed) electrical power. It shall be Tenant's responsibility and cost to distribute such power from the electrical room to and throughout the Seventh Floor Premises. Landlord will work with the local utility company to make available to Tenant a second feed for such electrical power to the Seventh Floor Premises. The installation of such second feed (if available) to the seventh floor and thereafter to the Seventh Floor Premises shall be entirely at Tenant's cost and expense. In addition, Tenant shall pay all of Landlord's out-of-pocket costs in connection with obtaining such second feed.

                  (iii) City water from the regular Building outlets for drinking, lavatory and toilet purposes. Upon execution by Landlord and Tenant of the "Condenser Water Addendum" attached hereto as EXHIBIT E, Landlord agrees to make available to Tenant supplemental condenser water as therein provided. If Landlord and Tenant have not executed the Condenser Water Addendum, then Landlord shall not have any obligation to provide Tenant with supplemental condenser water.

                  (iv) Janitorial services as generally provided in first-class office buildings in downtown Chicago.

                  (v) Window washing of the inside and outside of those windows in the Building's perimeter walls which are situated in the Premises, weather permitting, at intervals to be determined by Landlord, but in no event less than two (2) times per Calendar Year with respect to the inside of said windows and no less than three (3) times per calendar year with respect to the outside of said windows.

                  (vi)     Adequate automatic passenger elevator service.

                  (vii) Freight elevator services, Monday through Friday only, from 7 a.m. to 5 p.m. from the first lower level of the Building to the level on which the Premises are located, subject to reasonable scheduling by Landlord. The use of freight elevators shall be subject to reasonable regulations promulgated by Landlord from time to time.

                  (viii) Receiving room and loading dock services, on any Monday through Friday which is not a Holiday, from 7 a.m. to 4 p.m., subject to reasonable scheduling by Landlord. The use of the receiving room and loading dock shall be subject to reasonable regulations promulgated by Landlord from time to time.

         (b) INTERRUPTION OF SERVICES. Except for the limited abatement of Rent upon a fire or casualty described in SECTION 11, Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas or other fuel, or water, at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control. Except in cases of emergency, Landlord shall give Tenant reasonable prior notice of any delay or diminution in any service and shall use reasonable efforts to minimize any inconvenience to Tenant where such delay or diminution is the result of Landlord's voluntary actions. Such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease; provided, however, that if any such service is interrupted or diminished, and if (i) such interruption or diminution does not arise as a result of an act or omission of Tenant, (ii) such interruption or diminution does not arise as a result of a matter or condition affecting two or more city blocks, such as a city-wide power outage, (iii) as a result of such interruption or diminution, the Premises or any material portion thereof is rendered untenantable (meaning a lack of elevator access or Tenant's inability to reasonably use the Premises or such material portion thereof in the normal course of its business) and Tenant in fact so ceases to use the Premises or such material portion thereof for the normal conduct of its business, and (iv) such interruption or diminution continues for a period of three (3) or more consecutive business days, then the Rent payable hereunder shall be equitably abated according to the percentage of the space in the Premises so rendered untenantable and not being used by Tenant. The foregoing abatement of Rent shall become effective as of the day the Premises or such material portion thereof becomes untenantable and Tenant ceases to use such space for the normal conduct of its business.

         (c) CHARGES FOR SERVICES. Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within twenty (20) days after such billing. If Tenant shall fail to make payment for any such services within five (5) days following Landlord's written demand therefor (which demand shall be in addition to the original billing therefor), Landlord may, without further notice to Tenant, discontinue any or all of such additional services until Tenant pays all amounts due, and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

         (d) ENERGY/NATURAL RESOURCES CONSERVATION. Notwithstanding anything to the contrary in this SECTION 6 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be reasonably necessary for the conservation, recycling and/or preservation of energy and natural resources or energy or natural resource related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

         (e)      BILLING FOR ELECTRICITY.

                  (i) SEPARATE METERING. Tenant shall pay for the use of the electrical service to the Premises for incidental uses as described above directly to the utility company supplying electricity to the Premises based upon separate metering and billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. If for any reason, Tenant cannot be billed directly, Landlord shall forward to Tenant each bill received by it with respect to such electrical usage in the Premises and Tenant shall pay it promptly in accordance with its terms.

                  (ii) LACK OF SEPARATE METERING. If Tenant's incidental uses of electricity in the Premises cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an amount, as estimated by Landlord from time to time (which estimate shall be based on a survey reasonably acceptable to Tenant), which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company's then current rates.

7.       REPAIRS

         (a) Landlord shall, as part of Operating Expenses, keep the common areas of the Building (including, without limitation, all concourses, pedestrian passageways, elevator lobbies and restrooms), the roof, structural elements of the Building and those portions of the mechanical, electrical, plumbing, HVAC and other systems serving both the Premises and other areas of the Building in good order, repair and condition, including replacement or repair of all damaged or broken fixtures and appurtenances, at all times during the Term.

         (b) Except as provided in Paragraph 7(a) above, Tenant will, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term, subject to reasonable wear and tear, fire, casualty and condemnation excepted, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances included in the Premises, under the supervision and subject to the approval of the Landlord, and within any reasonable period of time specified by the Landlord. If Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof plus a coordination fee payable to Landlord in connection with each such repair and/or replacement equal to three percent (3%) of the actual total cost of any such repair or replacement, plus the cost of trash removal. Tenant shall pay such costs and fee within twenty (20) days after being billed therefor. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements, installations and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree; provided, however, that Landlord shall use commercially reasonable efforts not to interfere with Tenant's operation of its business.

8.       ADDITIONS AND ALTERATIONS

         (a) Except with respect to (i) the Work described in the Tenant Work Letter and (ii) minor painting, the moving of furniture or the hanging of wall coverings or artwork, Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, installations or additions to the Premises, which shall include, without limitation, installing telephone, computer or internal sound or paging systems or other similar systems or performing any decorating, painting or other similar work in the Premises. Landlord's consent shall not be unreasonably withheld or delayed so long as such alterations, improvements, installations and additions are consistent with the permitted uses of the Premises set forth in the SCHEDULE hereof and do not adversely affect the mechanical, electrical, plumbing, HVAC or structural components or common systems of the Building. If Landlord consents to any alterations, improvements, installations or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work and, following completion, "as-built" drawings showing the actual location of the alterations, improvements, installations and additions. The work necessary to make any alterations, improvements, installations or additions to the Premises, whether prior to or subsequent to the Commencement Date shall be done at Tenant's expense by contractors selected from a list of contractors preapproved by Landlord. Tenant shall promptly pay to Landlord or the Tenant's contractors, as the case may be, when due, the cost of all such work plus, in all cases other than decorating or redecorating, a coordination fee payable to Landlord in connection with each such improvement, installation, alteration and/or addition equal to three percent (3%) of the actual total cost of any such improvement, installation, alteration or addition, plus the cost of trash removal. Tenant shall pay such costs and fee within twenty (20) days after being billed therefor.

         (b) All alterations, improvements, installations and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord is entitled to and does request their removal (in which case Tenant shall remove the same as provided in SECTION 16), be relinquished to Landlord in good condition, ordinary wear and damage resulting from fire or other casualty and condemnation excepted.

9.       COVENANT AGAINST LIENS

         Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or Premises or any improvement in the Premises (whether installed or paid for by Landlord or Tenant) with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises and, if any such lien attaches or a claim for a lien is asserted, Tenant covenants and agrees to cause it to be promptly released and removed of record; provided, however, that if such lien is being contested in good faith by Tenant by appropriate proceedings diligently pursued, Tenant shall not be in default hereunder if Tenant shall, in a manner subject to Landlord's prior written reasonable approval, cause such lien or claim of lien to be bonded or insured over by a title insurance company selected by Landlord (which title insurance shall, in any event, inure to the benefit of Landlord, Landlord's mortgagees and any potential purchasers of the Land or Building of which Tenant shall be notified), and provided that, in any event, such lien or claim of lien shall be released or removed within four (4) months of the date such lien first attached. If such lien is not promptly released and removed or bonded or insured over as aforesaid, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

         Notwithstanding anything in this Lease to the contrary, Tenant covenants and agrees not to suffer or permit any equipment lien to attach to any of the fixtures or improvements in the Premises, whether installed and/or paid for by Landlord or Tenant.

10.      INSURANCE

         (a) WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies. Landlord waives any and every claim against Tenant for any and all loss of or damage to the Building or the

                  Premises or the contents thereof which would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Tenant waives any and every claim against Landlord for any and all loss of or damage to the Building or the Premises or the contents thereof which would have been covered had the insurance policies required to be maintained by Tenant by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

         (b) COVERAGE. Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant and Landlord (as their interest may appear) with terms, coverages and in companies reasonably satisfactory to Landlord, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

                  (i) Commercial General Liability Insurance naming Landlord, Landlord's management, leasing and development agents and any mortgagees designated by Landlord as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $5,000,000 for bodily injury and property damage per occurrence. If Tenant desires to serve liquor in the Premises, host liquor insurance, naming Landlord, Landlord's management, leasing and development agents and any mortgagees designated by Landlord as additional insureds covering any liability that might arise from the provision or use of alcoholic beverages by Tenant on the Premises in an amount reasonably satisfactory to Landlord from time to time in light of statutory limits.

                  (ii) Property Insurance covering the Work and all other Tenant improvements in the Premises, office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises, which insurance shall, with respect only to the Work and other Tenant improvements, name Landlord, and any mortgagees designated by Landlord as additional loss payees as their interests may appear. Such insurance shall be written on an "all risks" of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $10,000.

                  (iii) Workers' Compensation Insurance with statutory benefits and Employers Liability Insurance with the following amounts: Each Accident - $500,000; Disease
                           - Policy Limit - $500,000; Disease - Each Employee - $500,000.

                  Tenant shall, prior to the commencement of the Term and on each anniversary of the Commencement Date, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord shall be deemed secondary thereto.

                  Notwithstanding anything herein to the contrary, provided Landlord approves Tenant's blanket policy (which approval shall not be unreasonably withheld) Tenant shall have the right to maintain the required liability insurance in the form of a blanket policy covering other locations of Tenant in addition to the Premises; Tenant shall provide Landlord with a certificate of insurance specifically naming the location of the Premises and naming Landlord as required by this subsection.

         (c) AVOID ACTION INCREASING RATES. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this SECTION 10(c) and: (i) any insurance coverage is jeopardized and Tenant fails to correct such dangerous or prohibited use following notice within the applicable cure period set forth in SECTION 22 hereof; or (ii) insurance premiums are increased and Tenant fails, following notice, to cease such use within the applicable cure period set forth in SECTION 22 hereof, then in each event such failure shall constitute a Default by Tenant hereunder and Landlord shall have all of its remedies as set forth in this Lease.

         (d) INSURANCE MAINTAINED BY LANDLORD. Landlord agrees to maintain property insurance written on an "all-risks" of physical loss or damage basis insuring the Building for the full replacement cost thereof (excluding the cost of excavations, foundations and footings below the lowest basement floor).

11.      FIRE OR CASUALTY

         (a) SECTION 7 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance recovered with respect to the damage. If in Landlord's estimate the Premises cannot be restored within three hundred sixty-five (365) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within one hundred twenty
                  (120) days after such fire or casualty. Tenant may elect in writing within sixty (60) days following the date of such notice from Landlord to terminate this Lease effective as of the date of Tenant's notice. If any such damage: (i) renders three (3) or more floors of the Building untenantable; or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord's reasonable estimate within three hundred sixty-five (365) days from the date of such damage, or (iii) occurs within the last two (2) Lease Years, Landlord shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the Tenant at any time within one hundred twenty (120) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage.

         (b) Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this SECTION 11 to repair or restore any portion of the Work or any other alterations, additions, installations or improvements in the Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. In the event Landlord does so timely receive the proceeds of the insurance carried by Tenant, Landlord shall work with Tenant to repair or restore the Work or such other alterations, additions, installations or improvements, but shall not be required to expend any of its own funds in connection therewith. Such work shall be performed in accordance with the provisions of SECTION 8 hereof. If Tenant desires any other or additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant's sole cost and expense subject to all of the provisions of SECTIONS 7 and 8 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to Tenant's Work or any other alterations, additions, installations, improvements or decorations which would become Landlord's property upon the termination of this Lease.

12.      WAIVER OF CLAIMS - INDEMNIFICATION

         To the extent not prohibited by law and subject to the waiver of subrogation contained in SECTION 10(a), Landlord and its partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and, except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limiting any other provisions hereof, but subject to the provisions of SECTION 10(a) hereof, except for liability caused by the negligence or willful acts of Landlord or its agents, employees or contractors, Tenant agrees to defend, protect, indemnify and save harmless Landlord and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the use of the Premises or the acts or omissions of Tenant or its servants, agents, employees, contractors, suppliers or workers.

         Except for liability caused by the negligence or willful acts or omissions of Tenant or Tenant's partners, affiliates, officers, agents, servants or employees and subject to SECTION 10(a) hereof, Landlord agrees to defend, protect, indemnify and save harmless Tenant and its partners, shareholders, directors, affiliates, officers, agents, servants, contractors and employees from and against all liability to third parties arising out of negligent acts or omissions of Landlord or its servants, agents, employees, contractors, suppliers or workers.

         The provisions of this SECTION 12 shall survive the expiration of the Term or earlier termination of this Lease or the termination of Tenant's right to possession of the Premises.

13.      NONWAIVER

         No waiver of any provision of this Lease shall be implied by any failure of either Landlord or Tenant to enforce any remedy on account of the violation of such provisions, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

14.      CONDEMNATION

         If the Land or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building which Landlord reasonably estimates will cost in excess of $2,500,000) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than sixty (60) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation. Notwithstanding the foregoing, Tenant may pursue a separate award to recover the cost of Tenant's moving expenses and improvements to the Premises paid for by Tenant and the loss of any trade fixtures or personal property, provided that such separate award shall not reduce the award or judgment recoverable by Landlord.

15.      ASSIGNMENT AND SUBLETTING

         (a) Subject to any provisions of this SECTION 15 to the contrary, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; (iv) advertise as available for sublet or assignment all or any portion of the Premises, except that Tenant may advertise to the brokerage community so long as such advertising is in keeping with a standard of professionalism and Landlord is given advance notice and copies of such advertisements; or (v) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant's interest in this Lease. Notwithstanding anything contained herein to the contrary, Landlord shall not be deemed to have acted unreasonably in its election not to consent to any such action on the part of Tenant because (aa) a Default shall have occurred and be continuing under this Lease or Tenant shall otherwise be in default in the performance of the terms, covenants or conditions contained in this Lease, (bb) the proposed assignee or sublessee (the "Proposed Tenant") shall be an existing tenant or occupant of the Building, (cc) such assignment or subletting shall cause Landlord to be in breach of any "exclusive use" or similar provision contained in any other lease for space in the Building (provided that such provision shall not be in conflict with the use provision set forth in the SCHEDULE), (dd) in the reasonable judgment of Landlord, the Proposed Tenant is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the Proposed Tenant is not sufficiently financially responsible to perform its obligations under any such assignment or sublease, (ee) the portion of the Premises which Tenant proposes to sublease including the means of ingress and egress thereto and the proposed use thereof, and the remaining portion of the Premises will violate any city, state or federal law, ordinance or regulation; (ff) the Proposed Tenant is a government agency (or any subdivision thereof); (gg) the Proposed Tenant is a party with whom Landlord is then actively negotiating a lease for space in the Building, provided, however, that the foregoing are merely examples of the reasons for which Landlord may reasonably not consent to any such actions by Tenant and shall not be deemed exclusive of any reason for reasonably making such election, whether similar or dissimilar to the foregoing examples. The term "sublease" and all words derived therefrom, as used in this SECTION 15 shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the Tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent Tenant from any covenant or obligation under this Lease, and Tenant further expressly acknowledges and agrees that any renewal rights, expansion rights, reduction rights, rights of first offer, termination rights or limitations on Taxes or Operating Expenses shall be deemed personal to the original Tenant and shall not inure to the benefit of any assignee (other than a Permitted Assignee), subtenant or transferee taking from the original Tenant. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument confirming such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder insofar as such waivers and indemnities relate to the affected space. Without limiting the foregoing, Tenant agrees to indemnify, defend and hold Landlord and its employees, agents, their officers and partners harmless from and against any claims made by any broker or finder for a commission or fee in connection with any subleasing or assignment by Tenant or any subtenant or assignee of Tenant.

         (b) If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord, at least thirty
                  (30) days prior to the proposed effective date of the assignment or sublease, a written notice which includes:

                  (i) All documentation then available related to the proposed sublease or assignment (copies of the final executed documentation are to be supplied to Landlord by Tenant as soon as possible, but in any event at least ten (10) business days prior to the effective date of such assignment or sublease); and

                  (ii) Reasonably sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee or subtenant.

                           Landlord agrees to notify Tenant as to whether
                  Landlord consents to such assignment or sublease within thirty
                  (30) days after receipt by Landlord of all documents required pursuant to (i) and (ii) above including final executed documentation. If the terms of the proposed sublease or assignment change in any material respect from the terms contained in the documents delivered to Landlord pursuant to
                  (i) or (ii) above, or the identity of the sublessee or assignee changes then Tenant shall resubmit such documents to Landlord and indicate in writing such changes and Landlord shall have an additional ten (10) business days after receipt of such revised documents to either approve or disapprove of such assignment or sublease.

         (c) In addition to withholding its consent Landlord shall have the right to terminate this Lease in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises or to terminate this Lease as to that portion of the

                  Premises which Tenant seeks to sublet, if Tenant seeks to sublease less than the entire Premises. Landlord may exercise such right to terminate by giving written notice to Tenant at any time on or before the date by which Landlord is required to consent or object to such assignment or sublease. If Landlord exercises its right to terminate, the Lease or portion thereof shall be deemed terminated effective as of, Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the later of:
                  (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

         (d) If Landlord consents to any assignment of this Lease or a sublease of the Premises, as a condition of Landlord's consent, Tenant shall pay to Landlord any reasonable attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease plus fifty percent (50%) of all Sublease Profits (as defined below) derived by Tenant from such assignment or sublease. "Sublease Profits" shall mean the entire excess (after deducting all reasonable costs of subletting, including, without limitation, brokerage commissions, rent concessions and improvement allowances) of revenues generated by the assignment of this Lease or the subleasing of the Premises over the Rent applicable thereto. All such revenues shall be applied first to reimbursement of such costs of subletting or assigning until they are paid in full. Tenant shall furnish Landlord with a sworn statement, certified by an officer of Tenant, setting forth in detail the computation of Sublease Profits, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is reasonably satisfactory to Landlord. Such percentage of Sublease Profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize Sublease Profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction in which other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be the amount by which the fair market value of the Premises exceeds the value of the Rent to be paid by Tenant hereunder.

         (e) Subject to the provisions of SECTION 15(f) hereof, if Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning directly or indirectly a controlling interest in Tenant shall be deemed an assignment of this Lease and subject to the provisions of this SECTION
                  15. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a direct or indirect controlling interest in the capital stock of Tenant, in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this SECTION 15. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

         (f) Notwithstanding anything contained in this SECTION 15 to the contrary, Tenant shall have the right, without Landlord's consent, to assign or sublet all of the Premises to Permitted Assignees (as hereinafter defined), provided that such assignment or subletting shall not relieve Tenant of its primary responsibility for the performance of all obligations of Tenant hereunder, and in the event of an assignment to a Permitted Assignee, such Permitted Assignee assumes, pursuant to an agreement in form and substance reasonably satisfactory to Landlord, the obligations of Tenant hereunder and in the event of a sublet, such sublet is governed by a form of sublease reasonably approved in advance by Landlord. As used herein, a "Permitted Assignee" shall mean (i) any entity owned or controlled by Tenant, (ii) any entity of which Tenant is a subsidiary (on any level), (iii) any entity which is under common ownership or control with Tenant, (iv) any entity into which Tenant is merged or consolidated or which consolidates into Tenant, (v) any entity which acquires all or substantially all of the asset or stock of Tenant, or (vi) a transaction in which Tenant becomes an entity whose shares of stock or other ownership interests are, directly or indirectly, sold on a national stock exchange or an inter-dealer quotation system and in the event the foregoing transaction has occurred any subsequent sale of ownership interests or issuance of new ownership interests, directly or indirectly in Tenant, provided in each case that Landlord is reasonably satisfied with the business reputation and financial condition of such entity, it being understood that if such entity has a net worth at least equal to that of Tenant on the date of such assignment, subletting or transfer and maintains the Security Deposit Amount, the financial condition of such entity shall be deemed satisfactory to Landlord. Further, Tenant agrees to deliver to Landlord, within ten (10) business days subsequent to the effective date of such assignment or sublease, fully executed copies of the documents effectuating such assignment or sublease.

16.      SURRENDER OF POSSESSION

         Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and damage resulting from fire or other casualty and condemnation excepted. Any interest of Tenant in the alterations, improvements, installations and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord's property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements, installations and additions shall be relinquished to Landlord in good condition, ordinary wear excepted. Prior to the termination of the Term or of Tenant's right of possession Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of Tenant's movable property on the Premises. Unless requested to do so by Landlord, Tenant shall not have any right to remove, any alterations, improvements, installations or additions, which shall include built-in furniture or shelves and all other attached items, excluding trade fixtures. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant fails or refuses to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and at its option Landlord may: (i) accept the title to the property; (ii) or at Tenant's expense remove the property or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal; and store, destroy or otherwise dispose of the property without incurring liability to Tenant or any other person. Landlord expressly acknowledges and agrees that nothing contained in this Lease to the contrary (except as provided in the next sentence) shall require Tenant to remove any improvements or additions installed by or on behalf of Tenant pursuant to the Tenant Work Letter or any alterations performed by Tenant pursuant to SECTION 8 above (unless at the time Landlord shall approve the installation of such alterations, Landlord shall have notified Tenant in writing that such removal would be required at the expiration of the Term) or otherwise require Tenant to bring the Premises back to "raw space". Notwithstanding anything herein to the contrary, at Landlord's election, which may be made at any time up until sixty (60) days prior to the end of the Term, Tenant shall be obligated to remove any of the following designated by Landlord: the Network Operating Center, the Universal Transport Exchange and all conduit and cable installed in the Premises and the Building in connection therewith, and Tenant shall repair (or pay for the cost of repairing) any damage to the Premises and Building caused by such removal; if Landlord fails to designate that Tenant remove the same, Tenant shall leave the Network Operating Center, the Universal Transport Exchange, and/or such conduit and cable in the Premises and Building.

17.      HOLDING OVER

         During each month or portion thereof for which Tenant shall retain possession of the Premises or any portion thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall pay to Landlord an amount as Rent equal to 250% of the Base Rent and 250% of the Additional Rent payable by Tenant for the last month of the immediately prior Lease Year (i.e., the Lease Year which concluded on the day immediately preceding the first day of Tenant's hold over) for all of the Premises (regardless of whether Tenant retains possession of all or only a portion of the Premises) for each month Tenant so retains possession of the Premises (regardless of whether for all or only a portion of such month); provided, however, that during (x) the first three months rather than paying 250% as stated aforesaid, Tenant shall pay an amount as Rent equal to 150% of the Base Rent and 150% of the Additional Rent payable by Tenant for the last month of the immediately prior Lease Year for all of the Premises (regardless of whether Tenant retains possession of all or only a portion of the Premises) for each month Tenant retains possession of all or a portion of the Premises regardless of whether Tenant retains possession of all or a portion of such Premises for all or only a portion of such month; and (y) the second three months rather than paying 250% as stated aforesaid Tenant shall pay an amount as Rent equal to 200% of the Base Rent and 200% of the Additional Rent payable by Tenant for the last month of the immediately prior Lease Year for all of the Premises (regardless of whether Tenant retains possession of all or only a portion of the Premises) for each month Tenant retains possession of all or a portion of the Premises regardless of whether Tenant retains possession of all or a portion of the Premises for all or only a portion of such month.

         Tenant shall also pay all damages sustained by Landlord on account of Tenant's holding over; provided, however, that Tenant shall not be liable for consequential damages

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         incurred by Landlord during the first three months of such holding over if Tenant notifies Landlord in writing that it will be holding over for such three (3) month period on or before the date which is six months prior to the end of the Term. The provisions of this SECTION 17 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

18.      ESTOPPEL CERTIFICATE

         Tenant agrees, that, from time to time upon not less than ten (10) business days prior written request by Landlord, Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as EXHIBIT D and made a part hereof, or as may be reasonably requested by Landlord, it being intended that any such statement may be relied upon by any mortgagees or prospective mortgagees, or any prospective assignee of any Mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land and/or Building.

19.      OBLIGATIONS TO MORTGAGEES

         (a) SUBORDINATION. This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and/or improvement leases of the Building and to the lien of any mortgages or trust deeds now and hereafter in force against the Land or Building and to all renewals, extensions, modifications, consolidation and replacements thereof other than the Mortgages dated as of November 7, 1994 made by ST Holdings, Inc. to Sears Roebuck and Co. and Partners Tower, L.P. and filed as Document Nos. 94956335 (refiled as Document No. 95106247) and 94956336. At Landlord's request (and after consent from any prior mortgagee or lessor if Tenant has agreed not to so subordinate without such consent), Tenant shall execute such further instruments or assurances as Landlord may deem necessary to evidence, confirm or effectuate such subordination of this Lease thereto or, if requested, to make Tenant's interest in this Lease superior thereto. If any mortgage shall be foreclosed or property encumbered thereby is transferred in lieu of foreclosure, or if any such future ground or improvements lease or underlying lease is terminated: (i) the liability of the mortgagee, trustee, transferee, purchaser at such foreclosure sale or ground lessor or improvements lessor and the liability of a subsequent owner (all of the foregoing parties are collectively referred to as "Mortgagee") shall exist only with respect to the period during which the Mortgagee is the owner of the Land or Building and the Mortgagee shall be released from any further liability upon its transfer of ownership; and
                  (ii) the Mortgagee shall not have any liability whatsoever for the acts of the Landlord prior to any such transfer nor any liability for any deposits made by Tenant hereunder unless Mortgagee has received such deposits; and (iii) Tenant hereby agrees to attorn to and recognize as Landlord, Mortgagee or any successor lessor under the Master Lease (as hereinafter defined) and, upon request of the Mortgagee, will execute such instruments as may be required by said Mortgagee or successor lessor under the Master Lease; and (iv) so long as Tenant is not in default hereunder Tenant's right to possession of the Premises will not be disturbed and this Lease will not be terminated.

         (b) NOTICE TO LANDLORD AND MORTGAGEE. If any act or omission by Landlord would give Tenant the right to damages from Landlord or any rights with respect to this Lease, Tenant will not sue for such damages or exercise any such rights (other than the abatement of Rent set forth in SECTION 6(b) hereof) until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises or of any ground or underlying lease, if the name and address of such holder(s) have been furnished to Tenant; and (ii) a reasonable period of time (in light both of the time required to cure the act or omission and the effect of the act or omission on Tenant's business operations in the Premises) to cure the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder(s), or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to cure the act or omission.

20.      CERTAIN RIGHTS RESERVED BY LANDLORD

         Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant (but subject to maintaining access to the Premises as described in subparagraph (iii) below), and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

                  (i)      To change the name or street address of the Building.

                  (ii) To install, affix and maintain any and all signs on the exterior or interior of the Building.

                  (iii) To decorate or to make repairs, alterations, additions, installations or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable by Tenant.

                  (iv) To furnish door keys, magnetic cards or electronic access systems for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys or access cards to all doors within and into the Premises. Tenant shall be permitted to install a card key or other access control system which shall, as Tenant shall elect, be in addition to or in lieu of any pre-existing locks or card key or other access control system; provided, however, that if Tenant installs such a system Tenant shall furnish a pass key or equivalent device to Landlord. Notwithstanding the provisions for Landlord's access to the Premises, Tenant relieves and releases Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault, excluding gross negligence or willful misconduct of Landlord or its agents. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys and access cards to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

                  (v) To designate and approve all window coverings used in the Building, including, without limitation, solar window coverings.

                  (vi) To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of any nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

                  (vii) To establish reasonable controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

                  (viii) To regulate in a reasonable manner delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

                  (ix) To show the Premises to prospective tenants (during the last 15 months of the Term), lien holders and purchasers at reasonable times upon prior notice to Tenant.

                  (x) To enter the Premises at any reasonable time to inspect the Premises.

                  (xi) If Landlord elects to make available to tenants in the Building any services or supplies (or arranges a master contract therefor), in the nature of messenger services or other operational security features for the Building, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonable,

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

                           and that the services contracted for are similar to those provided in other buildings in downtown Chicago.

21.      RULES AND REGULATIONS

         Tenant agrees to observe the rules and regulations for the Building attached hereto as EXHIBIT C and made a part hereof. Landlord shall have the right from time to time to prescribe additional reasonable rules and regulations for general application to all office tenants which, in its reasonable judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all of the rules and regulations; provided, however, that the rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant. Landlord shall use reasonable efforts to enforce such rules and regulations in a uniform non-discriminatory manner against all similarly situated tenants.

22.      DEFAULT AND LANDLORD'S REMEDIES

         (a) DEFAULT. Any one or more of the following events shall be a default ("Default") under this Lease: (i) If Tenant does not pay the Rent or any installment thereof or does not pay any other sum (other than replenishment of the Security Deposit which is governed by clause (x) below) required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord (or Landlord's predecessors in title) and Tenant and such default shall continue for five (5) days after written notice to Tenant; or (ii) if Tenant fails to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for twenty (20) days after written notice to Tenant, provided, however, if such default does not involve a hazardous condition and is susceptible to cure but cannot, by the use of reasonable efforts, be cured within twenty (20) days, Landlord shall not exercise any of its remedies hereunder if and so long as (a) Tenant shall have commenced to cure such default within twenty (20) days and (b) Tenant shall thereafter continuously and diligently proceed to cure such default in a manner reasonably satisfactory to Landlord, and (c) such default shall be cured within sixty
                  (60) days of such notice to Tenant; or (iii) if a default is made in the performance by Tenant of any covenant of this Lease which involves a hazardous condition and is not cured by Tenant promptly upon written notice to Tenant; or (iv) if the interest of Tenant in this Lease shall be levied on under execution or other legal process; or (v) if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by TENANT; or (vi) if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof; or (vii) if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; or (viii) if Tenant shall make an assignment for the benefit of creditors; or (ix) if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature; or (x) if Tenant fails to replenish the Security Deposit as provided in SECTION 29 hereof.

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

         (b) LANDLORD'S REMEDIES. If a Default occurs, Landlord may, at its sole option, with or without further notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein (provided that Landlord shall use such efforts as are required by law to mitigate any damages resulting from such Default):

                  (i) Terminate this Lease and the Term created hereby and immediately, repossess the Premises. If Landlord does terminate this Lease and repossess the Premises, Landlord shall be entitled to immediately recover, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the greater of: (1) the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term (disregarding any unexpired period of initial Rent abatement) over the present value of the anticipated fair market rent for the Premises (computed based upon the yield on U.S. Treasury obligations having a maturity closest to the Termination Date) that could be achieved for said period, after deduction of all anticipated expenses of reletting, including, without limitation, all allowances, abatements, construction costs, brokerage commissions and tenant concessions likely to be required under then-existing market conditions; or
                           (2) the unamortized portion of any rent abatements, allowances, construction costs, brokerage commissions and other costs incurred by Landlord in connection with this Lease, as amortized on a straight-line basis with interest on the unamortized amount at twelve percent (12%) per annum over the initial Term during which Base Rent is payable. Should the present value of the anticipated fair market rent for the Premises, after deduction of all anticipated expenses of reletting, that could be achieved for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

                  (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease. If Landlord terminates Tenant's right of possession without terminating this Lease, Landlord shall take reasonable measures to the extent required by law, to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord. Reasonable measures shall not obligate Landlord to show the Premises before showing other space in the Building to a prospective tenant. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises and to relet the Premises at such rental rate (which may be higher than the rental rate then applicable under this Lease), as Landlord reasonably determines to be necessary to maximize the effective rent on reletting. If Landlord shall fail to relet the Premises, Tenant shall pay to

                           Landlord as damages the amount of the Rent reserved in this Lease for the balance of the Term as due hereunder. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, installations and additions and the expenses of such reletting (including all allowances, abatements and other tenant concessions required under then-existing market conditions), to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this SECTION 22 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

         (c) JURY TRIAL WAIVER. Each party hereto hereby waives its rights to a trial by jury in any action or proceeding based upon or related to the subject matter of this Lease and the business relationship that is being established. This waiver is knowingly, intentionally and voluntarily made by each party hereto and each party hereto acknowledges neither the other party nor any person acting on behalf of the other party has made any representations of fact to include this waiver of trial by jury or has taken any actions which in any way modify or nullify its effect. Each party hereto acknowledges that this waiver is a material inducement to enter into this Lease and that the other party has already relied on this waiver in entering into this Lease and that the other party will continue to rely on this waiver in its future dealings hereunder. Each party hereto further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel.

23.      EXPENSES OF ENFORCEMENT

         The prevailing party shall be entitled to receive from the other party hereto upon demand all reasonable costs, charges and expenses including the reasonable fees and out-of-pocket expenses of counsel (including in-house attorneys), agents and others retained by the prevailing party incurred in enforcing the obligations hereunder against the other party hereto.

24.      COVENANT OF QUIET ENJOYMENT

         Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

25.      REAL ESTATE BROKER

         Each party represents that it has dealt with (and only with) the Broker(s) specified in ITEM 9 of the SCHEDULE as broker in connection with this Lease, and that insofar as such party knows, no other brokers negotiated this Lease or are entitled to any commissions in connection therewith. Each party agrees to indemnify, defend and hold the other and its employees, agents, their officers and partners, harmless from and against any claims resulting from a breach of the foregoing representation. Landlord agrees to pay the Brokers in accordance with the terms of the separate agreements between such Broker and Landlord.

26.      MISCELLANEOUS

         (a) RIGHTS CUMULATIVE. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

         (b) INTEREST. All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the greater of (i) twelve percent (12%) per annum or (ii) four percent (4%) per annum above the Prime Rate (as such term is defined in SECTION 3(a)(ii)d hereof) .

         (c) TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. Tenant acknowledges that "Rentable Area" as used in this Lease includes a portion of the common and service areas of the Building. Landlord makes no representation or warranty as to the rentable or usable square footage of the Premises, and Tenant agrees that Landlord's determination of the Rentable Area of the Premises and Tenant's Proportionate Share shall be conclusive and binding upon Tenant absent manifest error.

         (d) BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of SECTION 15 hereof.

         (e) LEASE CONTAINS ALL TERMS. All of the representations and obligations of Landlord and Tenant are contained herein and in the Work Letter and other Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord or Tenant unless in writing signed by such party or by a duly authorized agent of such party empowered by a written authority signed by such party.

         (f) DELIVERY FOR EXAMINATION. Submission of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

         (g) NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

         (h) MODIFICATION OF LEASE. If (i) any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, or (ii) the fee owner of the Land requires, as a condition to entering into a ground lease with Landlord or a lease of the entire Building with Landlord, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights, benefits or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

         (i) TRANSFER OF LANDLORD'S INTEREST. Landlord is Lessee under a Master Lease dated as of November 7, 1994 ("Master Lease") with State Street Bank and Trust Company as Trustee under the 233 South Wacker Drive Trust ("Beneficial Fee Owner") and Chicago Title and Trust Company Trust No. 1095841 (the "Land Trustee") under a Trust Agreement dated June 12, 1990. Tenant agrees that Landlord has the right to transfer its interest in the Land and Building and in this Lease. If such a transfer occurs, Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of such transfer. Tenant further acknowledges that the Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         (j) LANDLORD'S TITLE. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the estate of Landlord or the title of the Beneficial Fee Owner or Land Trustee. The Master Lease provides in part:

                                    4.3 RECOGNITION BY TOWER OWNER. Tower Owner
                           expressly agrees that: (a) Master Lessee may enter into leases (and other agreements) extending beyond the Term of this Master Lease; (b) all leases and all tenant's rights thereunder (and other agreements and the rights of contracting parties thereunder) will under no circumstances ever be terminated or impaired as a result of any termination, modification, assignment or surrender of this Master Lease; and (c) in the event of any termination, modification, assignment or surrender of this Master Lease, all leases and agreements shall remain in full force and effect as direct leases or agreements between Tower Owner (or Master Lessee's successor or assign) and such tenants (or contracting parties). Master Lessee may, on behalf and in the name of Tower Owner, execute any and all recognition, non-disturbance and other agreements that Master Lessee deems appropriate to assure to tenants of the Tower Real Property (or contracting parties) that the provisions of their leases (and agreements) will continue throughout their entire term (including all extension and renewal options), notwithstanding any termination, modification or surrender of this Master Lease.

         (k) PROHIBITION AGAINST RECORDING. Neither this Lease, nor the Subordination, Non-Disturbance and Attornment Agreement, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

         (l) CAPTIONS. The captions of Sections, Subsections, Paragraphs and Subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Sections, Subsections, Paragraphs or Subparagraphs.

         (m) COVENANTS AND CONDITIONS. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions," if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

         (n) ONLY LANDLORD/TENANT RELATIONSHIP. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         (o) APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

         (p) DEFINITION OF LANDLORD. All indemnities of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of (i) Landlord's beneficiaries if Landlord is a trust, (ii) Landlord's partners if Landlord is a partnership, (iii) Landlord's shareholders, officers and directors if Landlord is a corporation, and (iv) the Beneficial Fee Owner and Land Trustee, (v) any current or future mortgagees of the Land and/or Building, (vi) the successors and assigns of any of the foregoing, and (vii) the respective beneficiaries, shareholders, directors, officers, partners, agents and employees, agents, managers, affiliates and employees of any persons mentioned in clauses (i) through
                  (vi) above.

         (q) TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

         (r) GOVERNING LAW. Interpretation of this Lease shall be governed by the laws of the State of Illinois.

         (s) PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         (t) PARKING. Tenant shall have the right to license (i) four reserved spaces (subject to availability) in the parking garage located in the Building and (ii) so long as an affiliate of Landlord owns the property directly east of the Sears Tower bounded by Wells, Franklin, Adams and Jackson Streets and is operating the same as a garage, ten reserved parking spaces in such garage. Such right shall be for the benefit of Tenant but individual partners or employees of Tenant may sign the individual parking agreements required for parking in such garage, provided Tenant guarantees the same. Tenant or its partners or employees may cease at any time during the Term to license any such spaces, and after so doing Tenant and its partners and employees shall no longer have any right to use or license and shall have no further obligation to pay for such parking spaces; provided, however, if Tenant or its partners or employees shall thereafter desire to again license such space(s) or shall desire to license additional spaces, Tenant and its partners and employees may thereafter license such spaces in the parking garages subject to availability. Tenant's (and its partners and employees) use of such parking spaces shall be subject to Landlord's "Rules and Regulations for Garage Parkers" as the same may from time to time be reasonably modified. Landlord may terminate any license for a parking space for rule infractions. In addition, Landlord may terminate any license for a parking space for failure to pay the monthly parking charges therefor. The monthly parking rate for reserved spaces in the Building garage is $460 per space per month; the monthly parking rate for reserved spaces in the garage located across from the Sears Tower is $350 per space per month; either or both of such rates may be adjusted by Landlord from time to time.

         (u) GENERATOR. Tenant shall have an option during the first twenty-four (24) months of the Term to lease a generator pad located in the room on Lower Level I of the Building shown on EXHIBIT F attached hereto and made a part hereof (the "Generator Pad"), such pad being approximately 72 square feet plus such additional area required for circulation and partitions as required by applicable codes and/or Landlord's reasonable requirements. If Tenant exercises its right to lease the Generator Pad by giving Landlord written notice thereof within such twenty-four (24) month period, Landlord and Tenant shall enter into an amendment to this Lease in form and substance reasonably satisfactory to Landlord incorporating the Generator Pad into this Lease on the terms and conditions contained herein, except that the rent for the Generator Pad will be $30 per square foot gross. If Tenant exercises its right and executes the amendment incorporating the Generator Pad into the Lease, Tenant may, in accordance with SECTION 8 of this Lease, install a 500 kilowatt gas-fired standby generator to furnish standby electricity for Tenant's Premises and the equipment located therein. All gas used by Tenant shall be paid for by Tenant. In the event Tenant installs the generator, Tenant may also install (in accordance with the provisions of SECTION 8 hereof) three (3) - four inch (4") and one (1) - one inch (1") conduits to connect the Premises to the generator power connection point. The location, path, installation methods and removal methods for such conduit are subject to Landlord's sole determination. The monthly charge for each four inch (4") conduit is $450 and the monthly charge for each one inch (1") conduit is $250. The charges for the generator pad and conduit shall be considered part of the Rent due under the Lease.

                  In the event Tenant does not so elect to lease the Generator Pad during the first twenty-four (24) months of the Term and enter into an amendment to the Lease as heretofore provided, if Tenant thereafter expresses an interest in leasing the Generator Pad and such Generator Pad is still available for leasing, Landlord will use reasonable efforts to accommodate Tenant at Landlord's then market rates.

         (v) SIGNAGE. Tenant will have the right to hang a 3-dimensional structural logo (but not lettering) at locations 1 and 2 designated on EXHIBIT G attached hereto and made a part hereof. Each structural logo will be approximately three (3) feet in diameter similar to the logo shown on EXHIBIT G, made of polished and brushed stainless steel, and will be hung by properly sized wire inside the glass wall of the Third Floor Premises. Tenant will also have the right to install Tenant's logo (including lettering) in the Third Floor Premises in location 3 designated on EXHIBIT G. Such logo will be of approximately the same dimensions as the signage currently located at location 3 and will be of polished stainless steel. At such times during the Term that Tenant occupies at least 206,000 square feet of Rentable Area (and for so long as Tenant occupies at least 175,000 square feet of Rentable Area) and provided more than six (6) years remains on the original Term of the Lease, Tenant shall be granted the right to signage in the 3-10 floor elevator bank in the lobby of the Building. Such sign shall be comparable in size and design to the sign of Bank of America located in the 23-28 elevator bank in the lobby of the Building. The cost of installing, maintaining and removing all signs and restoring the Premises shall be the sole cost of Tenant.

27.      NOTICES

         (a) All notices to be given under this Lease shall be in writing and delivered either (i) personally upon an officer of Landlord or Tenant, as the case may be, or (ii) by depositing such notice in the United States mail, certified or registered mail with return receipt requested, postage prepaid, or (iii) via reputable overnight air courier service (such as Federal Express or Airborne) and in every case addressed as set forth in the SCHEDULE or if no address for Tenant is inserted in the SCHEDULE, addressed to Tenant at Tenant's present address, and, after occupancy of the Premises by Tenant, to Tenant at 233 South Wacker Drive, Chicago, Illinois 60606.

         (b) Notice via personal service shall be deemed to have been given when actually delivered. Notice given by certified or registered mail shall be deemed to have been given on the second business day after the date that the notice is deposited into the mail postage prepaid. Notice given via air courier shall be deemed given one (1) business day after it is accepted by said courier for next day delivery.

         (c) Either Landlord or Tenant may change the location at which it receives notices to another location within the United States of America upon not less than ten (10) days notice to the other pursuant to this SECTION 27.

28.      LIMITATION OF LIABILITY

         Tenant, and any person claiming an interest in the Premises through or under Tenant, each agree to look solely to the interests of Landlord, Beneficial Fee Owner and Land Trustee from time to time in the Land and Building, and no judgments against such persons may be satisfied out of any other assets. In no event shall Landlord, Beneficial Fee Owner or Land Trustee (or any of their respective officers, directors, agents, advisors, managers, shareholders, partners, beneficiaries, affiliates or successors and assigns) ever have any personal liability for any covenant, agreement, obligation, warranty, representation, indemnity or undertaking under this Lease or otherwise or be answerable or liable in any equitable, judicial or administrative proceeding or order.

29.      SECURITY DEPOSIT

         (a) Landlord's obligations and Tenant's rights hereunder are expressly conditioned upon Tenant depositing with Landlord Letters of Credit (as defined in subparagraph (b) below) aggregating the Security Deposit Amount (as defined in subparagraph (b) below) as the Security Deposit specified in
                  ITEM 7 of the SCHEDULE, as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. Such Letters of Credit shall be deposited by Tenant as follows: (i) a Letter of Credit in the amount of $2,500,000.00 on or before April 1, 2000, (ii) a Letter of Credit in the amount of $2,000,000.00 on or before June 1, 2000, (iii) a Letter of Credit in the amount of $1,500,000.00 on or before August 1, 2000, (iv) a Letter of Credit in the amount of $1,000,000.00 on or before October 1, 2000, (v) a Letter of Credit in the amount of $500,000.00 on or before December 1, 2001, and (vi) if Tenant exercises the Expansion Option, a Letter of Credit in the amount of $400,000.00 on or before September 1, 2004.

         (b) The term "Letter of Credit" as used herein shall mean an irrevocable, unconditional letter of credit, in form and substance acceptable to Landlord in Landlord's sole judgment, expiring no earlier than one (1) year from the date of its issuance in the amounts stated above in subparagraph (a) issued by American National Bank and Trust Company of Chicago, or another national bank acceptable to Landlord in Landlord's sole discretion, which Letter of Credit (i) shall be payable to Landlord upon demand made pursuant to presentation of an unconditional sight draft with an accompanying certificate stating that Landlord is entitled to draw upon the Letter of Credit pursuant to terms of this Lease, and (ii) shall be renewed as hereafter provided in subparagraph (d) below. The term "Security Deposit Amount" as used herein shall mean $7,500,000.00, increased to $7,900,000.00 in the event Tenant exercises its Expansion Option; provided, however, if there does not then exist a default or breach by Tenant of its obligations or liabilities under this Lease then the Security Deposit Amount shall be decreased as follows:

                  (w) if Tenant has as of December 1, 2002 a net current asset balance of at least $100,000,000.00 as shown on its most recent quarterly balance sheet (the "Asset Test") then the Security Deposit Amount shall be reduced by $750,000.00 on December 1 of each year commencing December 1, 2002, but never below the amounts set forth in clause (y) below; provided, however, that in the event Tenant fails to demonstrate that it has maintained an asset balance of $100,000,000.00 the Security Deposit Amount and Letters of Credit shall cease to reduce further unless Tenant again meets the Asset Test; and

                  (x) if Tenant passes the Asset Test and achieves a "Triple B" bond rating by a reputable rating agency reasonably approved by Landlord (the "Triple B Bond Test") on any December 1 occurring on or after December 1, 2002, then the Security Deposit Amount shall be reduced by $1,500,000.00 on December 1 of each year commencing in the year of or after 2002 (but without doubling up with a reduction based on clause (w) above, i.e., a $1,500,000.00 reduction, not a $2,250,000.00 reduction) in which Tenant achieves such bond rating, but never below the amounts set forth in clause (y) below; provided, however, that, in the event Tenant fails to maintain such Triple B bond rating the Security Deposit Amount and Letters of Credit shall cease to reduce further unless Tenant again meets the Triple B Bond Test; provided, further, however, that if at the time Tenant fails to maintain the Triple B bond rating Tenant meets and maintains the Asset Test, at that point in time that the Security Deposit Amount and Letters of Credit equal the amount which Tenant would have been required to deposit pursuant to clause (w) above, Tenant shall again be able to reduce the Security Deposit Amount and Letters of Credit in accordance with clause (w) above; and

                  (y) if Tenant passes the Asset Test and achieves an "A" bond rating or better by a reputable rating agency reasonably approved by Landlord (the "A Bond Test") on any December 1 occurring during or after calendar year 2006, then the Security Deposit Amount shall be reduced to $750,000.00 for the balance of the Term or $817,000.00 for the balance of the Term if Tenant has exercised the Expansion Option; provided, however, that, in the event Tenant fails to maintain such A bond rating the Security Deposit Amount and Letters of Credit shall be reinstated to that amount which Tenant would have been required to deposit but for this clause (y) in accordance with clauses (w) and
                           (x) above and Tenant shall increase the Security Deposit Amount and Letters of Credit accordingly; and

                  (z) if Tenant exercises the Expansion Option and (i) has met the Asset Test, the Letter of Credit to be furnished on September 1, 2004 shall be reduced from $400,000.00 to $333,000.00 and the $750,000.00 number referenced
                           in clause (w) above shall be $817,000.00, or (ii) has met the Triple B Bond Test, the Letter of Credit to be furnished on September 1, 2004 shall be reduced from $400,000.00 to $266,000.00 and the $1,500,000.00 number referenced in clause (x) above shall be $1,634,000.00.

         (c) If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain such part of the Security Deposit as necessary for the payment of: (i) any Rent or other sums of money which Tenant may not have paid when due (after the expiration of all notice and cure periods, if any); (ii) any sum expended by Landlord on behalf of Tenant in accordance with the provisions of this Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of a Default by Tenant, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in SECTION 22 hereof. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to reinstate the Letters of Credit to the full Security Deposit Amount determined pursuant to subparagraph (b) above.

         (d) No later than thirty (30) days prior to the expiration of any Letter of Credit then deposited hereunder, Tenant shall deliver to Landlord a new Letter of Credit expiring not earlier than one (1) year from the expiration of the prior Letter of Credit and meeting all of the other requirements set forth herein or an amendment to the existing Letter of Credit extending the maturity date thereof for one (1) year. In the event Tenant fails to timely provide such substitute Letter of Credit or amendment to the existing Letter of Credit, Landlord shall be entitled to draw the full amount of the existing Letter of Credit.

         (e) If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises, and following the payment by Tenant of any deficiency owed by Tenant with respect to the Expense Adjustment Amount or the Tax Adjustment Amount for the final Lease Year hereof following the reconciliation thereof in accordance with SECTIONS 3(b) and 3(d) hereof. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Security Deposit. In such event, upon the return of the Security Deposit, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this SECTION 29 or otherwise with respect to the Security Deposit.

         (f) Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that if such a transfer or mortgage occurs, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit.

30.      RIGHT OF FIRST OFFER

         If at any time any space becomes available for leasing to tenants not then occupying space in the Building on the 3rd, 4th, 7th or 8th floors of the Building, and if Tenant is not then in Default hereunder, then Landlord shall not lease such space to any party without first giving Tenant (i) notice of the availability of such space which shall include a description of the space, the proposed term and rental rate (including escalations, if any), abatements and allowances, if any, and other economic concessions that Landlord believes that it would agree to with respect to such space (the "Offered Terms") and (ii) ten (10) days after the date of such notice in which to commit in writing to lease such space on the Offered Terms for the remainder of Term, taking into account any modifications in such Offered Terms required by the fact that the remaining Term may be longer or shorter than that proposed by Landlord, and otherwise on the terms, covenants and conditions contained in this Lease. If Tenant fails, refuses or is otherwise unable to commit to such a lease for all of such space offered within the 10-day period, Landlord shall have the right to lease the space to any third party or parties on such terms as are acceptable to Landlord.

31.      EXPANSION OF PREMISES

         (a) EXPANSION SPACES. Tenant shall have the right (the "Expansion Option") hereinafter described in this SECTION 31 to expand the Premises by leasing approximately 12,949 square feet of Rentable Area on the eighth (8th) floor of the Building identified herein and on Exhibit A-6 as the "Expansion Space" on or about September 1, 2004 (the "Expansion Date"). Tenant shall exercise its right to add such Expansion Space by written notice to Landlord given no later than September 1, 2003. If Tenant fails to give the advance notice required herein to Landlord by the specified date with respect to the Expansion Space, Tenant will be deemed to have declined to exercise its right to lease such Expansion Space.

         (b) MECHANICS OF EXPANSION. Upon the exercise by Tenant of its right to expand as provided in this SECTION 31, Landlord and Tenant shall promptly proceed to enter into a written agreement modifying this Lease to include such Expansion Space in the Premises. The Expansion Space so included will be considered to be a part of the Premises as of the Expansion Date, subject to the provisions of SECTION 31(d) hereof. The Expansion Spaces shall be governed by all the terms of this Lease, except that (i) Tenant's Proportionate Share shall be increased accordingly, (ii) the Base Rent for the Expansion Space will be at the then escalated rate under this Lease and thereafter escalated as set forth in Schedule 1, (iii) possession of the Expansion Space shall be delivered to Tenant in an "as is" condition, provided, however, Landlord shall pay Tenant a construction Allowance in the amount of $22.12 per square foot of Rentable Area in the Expansion Space in accordance with Landlord's then standard Work Letter, and (iv) Tenant shall commence to pay Rent for the Expansion Space on the earlier to occur of (x) one hundred twenty days after Landlord tenders delivery thereof to Tenant and (y) the date Tenant occupies the Expansion Space for the conduct of its business therefrom. In the event Tenant fails for any reason to execute and deliver the lease amendment within twenty (20) business days of Tenant's receipt of the same (including, Tenant's desire to withdraw its exercise of the Expansion Option during such twenty (20) business day period) Tenant's purported exercise of its Renewal Option shall be of no force or effect and the Expansion Option shall become null and void.

         (c) DELAYS. Landlord will use reasonable diligence to make the Expansion Space available to Tenant on the Expansion Date. If Landlord is unable to do so for reasons beyond landlord's reasonable control (however, Landlord's leasing of Expansion Space to other tenants shall be deemed to be within Landlord's control), Landlord will not be liable for such failure or inability, nor shall this failure or inability impair the validity of this Lease, nor extend the Term, but the Expansion Space will not become a part of the Premises, and therefore the commencement of Tenant's obligation to pay Rent on such space shall be deferred, until possession is delivered to Tenant.

         (d) CONDITIONS TO EXERCISE. If on the date when Tenant notifies Landlord of its election to exercise the Expansion Option, Tenant shall be in Default hereunder or otherwise in default in the performance of any of the terms, covenants or conditions contained in this Lease, or if at any time following the exercise of the Expansion Option and prior to the applicable date that Tenant is to take possession of the Expansion Space Tenant shall be in Default hereunder or otherwise in default in the performance of any of the terms, covenants or conditions contained in this Lease, Landlord shall have the option, on written notice to Tenant, to declare Tenant's election to expand to be void and of no effect.

32.      TENANT'S OPTION TO RENEW

         The Tenant is hereby granted one (1) five (5) year option to renew the Lease ("Renewal Option"). If the Tenant desires to exercise the Renewal Option, it shall so notify the Landlord, in writing, not later than the first day of the fifteenth (15th) month prior to the then current expiration date of the Term. Such notice shall only be effective if delivered at a time when the Tenant is not in Default hereunder or otherwise in default in the performance of any of its obligations under the terms and provisions of this Lease. Within thirty (30) days following its receipt of Tenant's notice of its desire to exercise the Renewal Option, given at the time and in the manner provided above, Landlord shall prepare and transmit to Tenant an appropriate amendment to this Lease extending the Term for five (5) years ("Extended Term") and specifying (i) the Base Rent for such extension, which shall be the base rental rate then being offered and accepted by Landlord to other tenants of comparable size and location renewing leases in the

         Building, as reasonably determined by Landlord and evidenced by recent transactions which shall be disclosed to Tenant ("Market Rent") and
         (ii) that all other terms and conditions during the Extended Term are the same as those during the Term, except for any expansion rights, reduction rights or limitations on taxes and operating expenses. In the event the Tenant shall fail for any reason to execute and deliver the lease amendment within twenty (20) business days of Tenant's receipt of the same (including Tenant's desire to withdraw its exercise of the Renewal Option during such twenty (20) business day period), Tenant's purported exercise of its Renewal Option shall be of no force or effect and the Renewal Option and any subsequent Renewal Options shall become null and void. In the event Tenant shall be in Default hereunder or otherwise in default in the performance of any of its obligations under the terms and provisions of this Lease at the commencement date of any Extended Term, then in either such event, at Landlord's option, Tenant's purported exercise of its Renewal Option shall be of no force or effect and the Renewal Option and any subsequent Renewal Options shall become null and void.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    TH TOWER LEASING LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY

                                    By:  /s/ Stephen E Budorick
                                             Its Vice President

                                    TENANT:

                                    UNIVERSAL ACCESS, INC.,
                                    A DELAWARE CORPORATION

                                    By:  /s/ Robert Brown
                                             Its  Vice President

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES

                                    EXHIBIT B

                               TENANT WORK LETTER

         This is the Tenant Work Letter referred to in the Lease of even date herewith (the "Lease") wherein UNIVERSAL ACCESS, INC., a Delaware corporation ("Tenant"), has agreed to lease certain space from TH Tower Leasing LLC, a Delaware limited liability company ("Landlord"), at 233 South Wacker Drive, Chicago, Illinois. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to them in the Lease. Tenant may elect to install the initial improvements to the Premises in stages at different times for different portions of the Premises, in which case this Tenant Work Letter shall be applied separately to each stage ("Stage") as work is performed in each portion of the Premises. The term Premises as used herein shall mean that portion of the Premises in such Stage.

1.       TENANT'S WORK

         (a) Tenant shall provide the construction material, hardware and equipment and the labor to construct and install the improvements to the Premises described in the Plans (as that term is hereinafter described). The material, hardware and equipment as incorporated into the Premises pursuant to the Plans are herein collectively referred to as the "Tenant's Work". Subject to the provisions of this Work Letter, Tenant shall proceed diligently to cause the Tenant's Work approved by Landlord to be completed in accordance with the terms and conditions of the Lease and this Work Letter. Notwithstanding anything contained herein to the contrary, Tenant's Work in all events shall include the Building Standard material, hardware and equipment described on, and Tenant shall otherwise comply with, SCHEDULE 1 attached hereto.

         (b) Tenant agrees to cause its interior space planner (the "Interior Space Planner"), to deliver to Landlord preliminary space plans for the Premises, which preliminary space plans shall include the following information: (1) partition layout;
                  (2) door layout; (3) identification of ceiling types; (4) identification of flooring types;(5) identification of proposed room types and uses; (6) identification of all special floor loading areas and above standard furniture and equipment (files, safes, etc.), along with applicable structural loading information to determine if any structural reinforcing is required; and (7) general information in the form of outline specifications for all proposed millwork, electrical, mechanical, fire protection, communication technology systems and plumbing requirements. Such preliminary space plans are herein referred to as the "Preliminary Space Plans". The Preliminary Space Plans are subject to Landlord's review and approval. Upon receipt of a complete set of the Preliminary Space Plans Landlord will review the same and shall submit specific written comments to Tenant within five
                  (5) business days. Tenant shall cause the Preliminary Space Plans to be revised to incorporate Landlord's comments.

         (c) Tenant shall deliver to Landlord architectural design development plans and specifications (the "Architectural Design Plans") for the Work to be performed in the Premises. The Architectural Design Plans shall be sufficient in all respects for

                  Tenant to cause the mechanical/electrical/communications technology systems engineer, Environmental Systems Design, Inc. (the "Engineer" or "ED") to commence the preparation of the mechanical/electrical/fire protection/plumbing plans and the communications technology design and review (herein referred to as the "MEP/CT Engineering Plans") and without limiting the foregoing shall include the following: (1) all of Landlord's comments to the Preliminary Space Plans; (2) demolition plans; (3) partition plans; (4) reflected ceiling plans; (5) flooring plans; (6) electrical and telephone outlet plans; (7) furniture plans; (8) floor loading plans indicating any special floor loading areas, specific weights for concentrated loads in sufficient detail to allow for structural engineering; (9) computer equipment and support area plans; (10) special area plans (i.e., kitchens, A/V, washrooms, etc.); (11) door, frame and hardware schedules;
                  (12) wall finish plans; (13) elevations, details and sections as required; and (14) specific critical information required by the Engineer to sufficiently engineer the aforesaid Premises. The Architectural Design Plans shall be subject to Landlord's prior written approval. Landlord shall either approve or disapprove the Architectural Design Plans in writing within five (5) days of receipt by Landlord of a complete set thereof. If Landlord does not approve the same, Landlord shall advise Tenant in writing of the specific changes required in such Architectural Design Plans so that they will meet with Landlord's approval. Tenant shall cause the Interior Space Planner to revise the Architectural Design Plans pursuant to Landlord's comments and to deliver to Landlord, within five (5) days after receipt by Tenant of such comments, revised Architectural Design Plans noting the changes for Landlord's approval. Landlord shall continue to comment on such Architectural Design Plans and Tenant shall continue to revise said Architectural Design Plans within seven (7) days of receipt of comments from Landlord until such Architectural Design Plans are approved by Landlord. Notwithstanding anything herein to the contrary, if Tenant elects to use the services of a mechanical/electrical/communication systems design engineer other than ESD, Landlord requires that Tenant submit drawings to Landlord for review and approval by ESD. The cost of such review, along with the cost of updating Landlord's infrastructure documents, shall be borne by Tenant.

         (d) Tenant agrees to cause the Interior Space Planner and the Engineer to prepare the MEP/CT Engineering Plans for the Premises and deliver said drawings to Landlord. Tenant and the Engineer shall cooperate fully to provide all information necessary for the timely completion of the MEP/CT Engineering Plans and approval thereof by Landlord. Landlord agrees to either approve or disapprove said MEP/CT Engineering Plans in writing within five (5) days of receipt thereof by Landlord. If Landlord disapproves of said MEP/CT Engineering Plans, Landlord agrees to advise Tenant in writing generally of the required changes. Tenant shall deliver to Landlord revised MEP/CT Engineering Plans pursuant to Landlord's comments within five (5) days of receipt of Landlord's comments. This procedure shall be repeated until Landlord approves the MEP/CT Engineering Plans for the Premises.

         (e) Tenant agrees to cause to be delivered to Landlord fully completed and coordinated Architectural Design Plans and MEP/CT Engineering Plans (the

                  "Construction Documents") sufficient in detail so that Tenant can use such revised plans to obtain a building permit and contractors' bids for the Work. The Construction Documents must be in a final and complete form with all necessary design elements identified and specified to fully bid and construct the Work. The Construction Documents are subject to Landlord's review and approval. Landlord shall review the Construction Documents and submit written comments to Tenant within five
                  (5) days of receipt by Landlord of a complete set thereof. If Landlord does not approve the same, Landlord shall advise Tenant in writing generally of the changes required in the Construction Documents so that they meet with Landlord's approval. Tenant shall cause the Construction Documents to be revised until they will meet with Landlord's approval. The Architectural Design Plans, the MEP/CT Engineering Plans and the Construction Documents are herein collectively referred to as the "Plans".

         (f) Tenant represents to Landlord that Tenant has reviewed its needs and the above specified delivery dates with the Interior Space Planner and that Tenant has assured itself that the Plans can be delivered as herein above required. Tenant agrees to cooperate with the Interior Space Planner as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and timely delivered as herein above required.

         (g) Neither review nor approval by Landlord of any of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

2.       COST OF TENANT'S WORK

         (a) Prior to commencement of any portion of the Tenant's Work, Tenant shall obtain a contract to perform the Tenant's Work by bidding the Tenant's Work to certain of those general contractors from Landlord's list of approved contractors which list is attached hereto as SCHEDULE 2 and made a part hereof. Tenant agrees to promptly give Landlord a copy of the contract. The general contractor must use only those subcontractors on Landlord's list of approved subcontractors set forth on SCHEDULE 3 attached hereto, as the same may be amended by Landlord from time to time.

         (b) Landlord shall give Tenant a total allowance ("Allowance") of Thirty Five and 00/100 Dollars ($35.00) per square foot of Rentable Area in the Premises as a credit towards the cost of the Tenant's Work including furniture to be installed in the Premises and the cost of Tenant's initial move to the Premises. Tenant shall pay all costs of the Tenant's Work in excess of the Allowance. All amounts shall be paid by Tenant within thirty (30) days after Tenant's receipt of invoices therefor. Tenant agrees that all of the Premises shall be built out to a minimal standard so that at least Thirty and 00/100 Dollars ($30.00) per square foot multiplied by the number of square feet in that portion of the Premises shall have been expended for "hard costs".

         (c) Tenant shall pay a construction coordination and overhead fee to Landlord in an amount equal to $.75 per square foot of Rentable Area in the Premises to cover Landlord's coordination, supervision and overhead and related expense allocable to such work (the "Coordination Fee"). The Coordination Fee shall be deducted by Landlord from the Allowance. The Coordination Fee is intended to be all inclusive and includes: (i) the cost of Landlord's preliminary and ongoing review of the Preliminary Space Plans, the Plans, and all other construction documents; (ii) the cost of temporary electricity, temporary toilets, access to phone service and hot and cold water to the Premises during the construction period; (iii) all hoisting charges for reserving and using the Building's freight elevators during normal Building hours for the construction of the Work which use is related to the Tenant's Work and any punchlist items; (iv) the costs of trash removal and disposal (as described in SECTION 4(d) hereof); and (v) freight dock services and normal Building security during Tenant's construction and move-in period. Landlord agrees that Tenant shall not be required to pay any sums in addition to the Coordination Fee for other coordination services by Landlord unless such services are requested in writing by Tenant.

         (d) Landlord shall make payments of the Allowance only one time per month upon receipt of invoices, sworn statements, mechanics lien waivers as provided herein and such other documentation as Landlord may reasonably request. Payment of the Allowance shall be made by Landlord upon Tenant's direction through a construction escrow with the title insurance company selected by Landlord pursuant to escrow instructions reasonably approved by Landlord and Tenant. Landlord shall have no obligation to make any payment of the Allowance at any time that Tenant is in Default hereunder. Landlord shall pay the cost of the escrow.

         (e) Prior to commencing Tenant's Work, Tenant shall submit to Landlord a total project budget (the "Budget") outlining the cost of the Tenant's Work plus the cost of all non-tenant improvement items, including soft costs, cabling, and telephone to be incurred by Tenant in connection with the Premises (collectively, the "Tenant's Project Costs"). Tenant shall deliver to Landlord an updated Budget with each draw request for a payment of a portion of the Allowance. If, as of the time any such draw request is made, the Tenant's Project Costs pursuant to the current Budget exceed the amount of the Allowance, Tenant shall deposit into the escrow the amount by which the Tenant's Project Costs set forth in the current Budget exceed the remaining amount of the Allowance. All amounts so deposited by Tenant are herein collectively called "Tenant Deposits".

         (f) Tenant shall make draw requests on the escrow based upon the percentage of Tenant's Project Costs incurred as of the date of the draw request. Tenant shall present to Landlord and to the title company which is acting as escrowee, a letter requesting a disbursement of funds, invoices (or paid receipts for each item paid by Tenant and for which Tenant is seeking reimbursement), a copy of any cancelled checks pursuant to which such invoice has been paid, and, with respect to any construction to any portion of the Premises, such lien waivers (for lienable items) required by the title company or Landlord. The lien waiver from the general contractor and from each subcontractor and material supplier must be delivered with each draw request. Landlord shall have no obligation to make a payment until all waivers for the prior draw are submitted.

         (g) Draw requests shall be submitted to Landlord and the title company not later than the 23rd day of the calendar month. Not later than the 20th day of the next calendar month Landlord will review Tenant's Work and Tenant's draw request and advise Tenant in writing of any respects in which the draw request is disapproved and the reason for such disapproval. Such advice need not comply with the notice provisions of the Lease. Otherwise, the draw request will be deemed approved. Draw requests submitted by the 23rd day of a calendar month shall be paid, subject to the foregoing approval procedure, not later than the 25th day of the following calendar month. Landlord and Tenant agree to cooperate in attempting to resolve disapproved portions of each draw request.

         (h) Notwithstanding the foregoing, in the event, and only in the event, that on the date that all Tenant's Work and all other non-improvement items have been completed and paid for the sum of the Allowance and any Tenant Deposits exceed the amount disbursed by the escrowee on account of Tenant's Project Costs (the amount of such excess being herein called the "Excess Funds") and provided that Tenant is not then in Default under the Lease, Landlord shall apply such Excess Funds in the following order of priority until such Excess Funds are exhausted:

                  (i) Landlord shall pay to Tenant, within sixty (60) days following the Commencement Date out of such Excess Funds an amount not to exceed the Tenant Deposits, if any;

                  (ii) Landlord shall pay, out of any remaining Excess Funds, Tenant Project Costs upon the delivery to Landlord of such bills, invoices, receipts and other supporting documentation as Landlord may reasonably require to evidence Tenant's expenditure of such other Tenant Project Costs; and

                  (iii) The balance of such Excess Funds, if any, shall be applied as a credit against Base Rent and Additional Rent payable under the Lease beginning with the first full monthly payments of Rent after the partial abatement of Base Rent under SECTION 2(b) of the Lease and the partial abatement of the Tax Adjustment Amount and the Expense Adjustment Amount under
                           SECTION 3(e) of the Lease have all expired.

3.       ACCESS BY TENANT; WORK IN HARMONY.

Tenant agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Landlord and Landlord's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing work for other tenants and occupants of the Building. Landlord agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Tenant and Tenant's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Tenant Work.

4.       CONSTRUCTION REQUIREMENTS.

         (a) Tenant agrees that the entry into the Premises by Tenant and its contractors shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and Tenant further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any of Tenant's Work and installations made in the Premises or to property placed therein prior to the Commencement Date and thereafter, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities therein. If any entity performing work on behalf of Tenant causes any injury to any person or any damage to the Premises, the Building, any other property of Landlord or any other person, then Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, damage or injury suffered in connection with any such damage or injury. Further, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may in addition to any other rights or remedies available to Landlord under this Lease or at law or equity cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the cost of such repairs;

         (b) All contractors and subcontractors shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord and during hours determined by Landlord. Landlord shall have the right to order Tenant or any contractor or subcontractor who violates the above requirements to cease work in the Building and leave the Building and remove its equipment and its employees from the Building and, at Landlord's option restore any portion of the Building on which it has done work to its original condition;

         (c) As part of the Coordination Fee Landlord shall allow Tenant and Tenant's contractors to have use of the hoist serving the Building during normal operating hours. To the extent Tenant or Tenant's contractors require use of the hoist after normal operating hours Landlord shall use reasonable efforts to accommodate Tenant and the cost thereof shall be determined at Landlord's reasonable discretion. Landlord shall not be required to defer use of the hoist by Landlord or others until after normal operating hours in order to allow use of the hoist by Tenant or Tenant's contractors during normal operating hours. Scheduling of

                  Tenant's work in the Premises and the use of said hoist shall be at the reasonable discretion of Landlord or Landlord's contractor;

         (d) During the performance of Tenant's Work and Tenant's fixturing, Landlord may provide trash removal service from a location designated by Landlord. Tenant shall be responsible for breaking down boxes and placing trash in Landlord's containers at such designated location. Tenant shall accumulate its trash in containers supplied by Landlord and Tenant shall not permit trash to accumulate within the Premises or in the corridors or public areas adjacent to the Premises. Tenant shall cause each entity employed by it to perform work on the Premises to abide by the provisions of this Work Letter as to the storage of trash and shall require each such entity to perform its work in a way that dust or dirt is contained entirely within the Premises and not within any other portion of the Building and shall cause Tenant's contractors to leave the Premises in broom clean condition at the end of each day. Should Landlord deem it necessary to remove Tenant's trash because of accumulation, Tenant shall pay to Landlord an additional reasonable charge for such removal on a time and material basis. The cost to Tenant for Landlord removing such trash will be based on reasonable and competitive cost which Tenant could have secured independently had Landlord not provided such service;

         (e) Tenant agrees that all services and work performed on the Premises by, on behalf of, or for the account of Tenant, including installation of telephones, carpeting, materials and personal property delivered to the Premises shall be done in a first-class workmanlike manner using only good grades of material and shall be performed only by persons covered by a collective bargaining agreement with the appropriate trade union;

         (f) Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, partners, contractors and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs, and expenses, including reasonable attorneys' fees, of whatever nature including those to the person and property of Tenant, its employees, agents, invitees, licensees and others arising out of or in connection with the activities of Tenant or Tenant's contractors in or about the Premises or the Building, and the cost of any repairs to the Premises or the Building necessitated by activities of Tenant or Tenant's contractors;

         (g) Tenant shall secure, pay for, and maintain during the continuance of its work within the Premises, policies of insurance with such coverages and such amounts as Landlord may reasonably require, which policies shall be endorsed to include Landlord and its contractor and their respective employees and agents and Landlord's mortgagees as additional insured parties and which shall provide thirty (30) days prior written notice of any alteration or termination of coverage, in such amounts and insuring such risks as Landlord may require. Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to Landlord; and

         (h) Tenant's agents, subcontractors and vendors shall be required to conform with the "Contractor & Vendor Guidelines" attached hereto as SCHEDULE 4 and made a part hereof.

5.       MISCELLANEOUS.

         (a) Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

         (b) This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

         (c) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest and shall be subject to a late charge pursuant to the Lease.

         (d) This Work Letter is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including without limitation, the limitations of Landlord's liability set forth therein.

         (e) Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by or for Tenant hereunder.

Dated this 10th day of March, 2000.

                              LANDLORD:

                              TH TOWER LEASING LLC,
                              a Delaware limited liability company


                              By: /s/ Stephen E. Budorick
                              Its: Vice President


                              TENANT:

                              UNIVERSAL ACCESS, INC.,
                              a Delaware corporation

                              By: /s/ Robert Brown
                              Its: Vice President

                                   SCHEDULE 1

                           BUILDING STANDARD MATERIALS
                                   SEARS TOWER

CEILING GRID              -   The ceiling system will be a City of Chicago
                              approved plenum rated, suspended 2' x 2' grid for acoustical lay-in tile, air supply and return will flow through compatible light fixtures with supplemental diffusers as required. The suspended
                              2' x 2' grid will be Chicago Metallic Corp.'s 3500
                              Series in white, Donn Fineline or a similar substitute acceptable to Landlord.

CEILING TILE              -   2' x 2' panels;  "Cirrus  Travertone"  by
                              Armstrong or "Eclipse" by USG Interiors.

TENANT STANDARD           -   Tenant  Standard  Partitions per DeStefano and
PARTITIONS                    Partners  Drawing TN00.2. All core  corridors  to
                              be demised and all partitions above entryway doors to be demised. 2"stud, 20 gauge, 24" O.C.
                              Floor to underside of deck. Corridor side 5/8" sheetrock and 1/2" sheetrock. Tenant side 5/8".
                              Sound batten insulation.

LIGHT FIXTURES            -   2' x 2' or 2' x 4' three fluorescent lamps, air
                              handling, separately fused for 20 AMP circuits, with 18 cell parabolic lens electronic ballasts, T8 lamps and 3500K lamp. 2 x 4 light fixtures to be installed north to south direction.

EXIT & STAIR SIGNAGE      -   ALKO "Edge-glo" Series RPC-210-E-GLR-AP (ceiling
                              mounted).

SPRINKLER HEADS           -   Phantom 1, Model PH-1 concealed sprinkler with
                              flush cover plate, bright chrome, by Grunau
                              Sprinkler Manufacturing Co. or Model G1 concealed sprinkler with flush cover plate, bright chrome, by Reliable Automatic Sprinkler Co., Inc. Note:
                              Flush covers are required.


VINYL COMPOSITION TILE

         1.       Composition 1 - Asbestos-Free
         2.       Class 2 (Through Pattern)
         3.       Gage: 1/8"
         4.       Wearing Surface:  Smooth

CARPETING                 -   Broadloom  tackless  with pad or carpet  tiles.
                              Note:  Direct glue down is not allowed.

WINDOW BLINDS             -   Thin slat  horizontal  blinds.  Perimeter  window
                              blinds  furnished and installed by building.

DOORS                     -   Full height, solid core (refer to Chicago code for
                              fire rating).

HARDWARE                  -   A.       Schlage lever handle,  L-series 01A625 on
                              public corridor doors and Schlage compatible hardware on all other doors.

                              B. Hinges - Stanley or Hager, in anodized bronze finish, 2 pair per leaf, 4" x 4 1/2".

PUBLIC ADDRESS SYSTEM     -   Existing building emergency public address
                              speakers must be replaced to match base building standard type: Wheelock ET-1080W. Existing speaker wiring to be zoned throughout floor for building standard speaker diffusion by tenant.

PRIVATE WASHROOMS         -   Private washrooms must have floor drains.

THERMOSTATS               -   One thermostat per bay for induction units
                             (optional).

VAV/DDC                   -   All new construction and remodeling must have VAV
                              boxes/DDC control. 1 box per useable 1600 sq. ft.

OPEN SITE DRAINS          -   Open site drains for Package A/C units are to be
                              installed at floor level or under sink cabinets.
                              Open site drains in plenum ceiling are prohibited.

CAD DRAWINGS              -   All architectural and MEP drawings must be
                              produced on CAD.

FLOOR MOUNTED A/C UNITS   -   All new floor mounted A/C units must have a floor
                              drain.

ACCESS PANELS             -   If broadloom carpet is specified, the architect
                              make provisions for future access to the under floor cell system hand holes and all utilized cells.

ELEVATOR LOBBIES          -   The design must account for code compliant egress
                              out of the passenger and freight elevator lobbies at all times with access to a minimum of one exit stairwell. The Tenant's security concerns should be evaluated with respect to this requirement.

STONE INSTALLATIONS       -   If stone flooring is specified, please coordinate
                              the stone installation so that there is no tripping hazard at the elevator sills due to elevation differences.

CECO DOORS                -   The existing CECO doors on floors cannot be
                              disturbed. Only a decorative surface can be applied to these doors with Landlord approval and supervision. Modifications to core doors, frames and hardware are prohibited.

INDUCTION UNIT AIR FLOW   -   Please design any fixed drywall partitioning,
                              furniture system, and equipment a minimum of 12" -
                              18' away and a minimum of 4" up from floor from the induction units to allow for proper air flow through and access to the units for building maintenance and window washing.

                                   SCHEDULE 2

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------
                                   SEARS TOWER
----------------------------------------------------------------------------------------------------------------------------------
                          APPROVED GENERAL CONTRACTORS
----------------------------------------------------------------------------------------------------------------------------------
CONTRACTOR                                CONTACT                              PHONE #                  FAX #
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Clune Construction                        Chris Redath                         (312) 726-6103           (630) 419-8139
10 S. LaSalle Street, Suite 300
Chicago, IL  60603
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Exclusive Construction Services           Mike Rosner                          (630) 257-8527           (630) 257-8527
1224 133rd Court
Lemont, IL  60439
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Executive Construction Co.                James Pierzchalski                   (630) 472-5817           (630) 472-5858
2122 York Road, Suite 360
Chicago, IL  60523
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Fredrickson KRJ                           Don Haton                            (312) 875-9244           (312) 875-2166
233 S. Wacker, Suite 570
Chicago, IL  60606
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Interior Construction Group               Steve Zuwala                         (312) 553-4949           (312) 553-0649
230 West Monroe, Suite 2530
Chicago, IL  60606
----------------------------------------- ------------------------------------ ------------------------ --------------------------
JC Anderson                               David Goss                           (630) 834-1669           (630) 834-0142
245 Sydney Court
Villa Park, IL  60181
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Krahl Construction                        Doug Harner                          (312) 648-9800           (312) 648-4610
223 West Jackson
Chicago, IL  60606
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Leonard Companies, Inc.                   Rick DuPraw                          (312) 329-9556           (312) 329-9790
333 West Wacker Drive, Suite 250
Chicago, IL  60606
----------------------------------------- ------------------------------------ ------------------------ --------------------------
The Meyne Company                         Mark Evans                           (312) 207-2100           (312) 207-0488
1755 West Armitage Avenue
Chicago, IL  60610
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Pepper Construction Co.                   David Pepper                         (312) 266-4700           (312) 266-2792
643 North Orleans
Chicago, IL  60610
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Reed Illinois Corporation                 Joseph Bekken                        (312) 943-8100           (312) 943-8141
930 West Division Street
Chicago, IL  60622
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Turner Construction Co.                   Tom Wichlinski                       (312) 704-0770           (312) 704-0563
11 South LaSalle Street, Suite 1800
Chicago, IL  60603
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Victor Construction Co.                   Greg Kolinski                        (312) 944-6901           $312) 944-6927
950 North Michigan Avenue, Suite 1275
Chicago, IL  60611
----------------------------------------- ------------------------------------ ------------------------ --------------------------
Walsh Construction                        Steve Downey                         (312) 563-5400           (312) 563-5467
929 West Adams
Chicago, IL  60607
----------------------------------------- ------------------------------------ ------------------------ --------------------------

                                   SCHEDULE 3

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------

                                   SEARS TOWER

----------------------------------------------------------------------------------------------------------------------------------

                          APPROVED PLUMBING CONTRACTORS

----------------------------------------------------------------------------------------------------------------------------------

CONTRACTORS                            CONTACT                               PHONE #                   FAX #

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Great Lakes Plumbing & Heating         Gene Hyken                            (312) 876-0813            (312) 876-1932
4521 West Diversey
Chicago, IL  60639
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Johns Plumbing                         Mike Shudy                            (773) 286-9030            (773) 286-5073
3116 North Cicero
Chicago, IL  60641
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Pientka Plumbing                       Bob Klauk                             (847) 296-3326            (847) 296-3321
10 West Kathleen
Des Plaines, IL  60016
-------------------------------------- ------------------------------------- ------------------------- ---------------------------

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------

                                   SEARS TOWER

----------------------------------------------------------------------------------------------------------------------------------

                          APPROVED HVAC SUB-CONTRACTORS

-------------------------------------- ------------------------------------- ------------------------- ---------------------------

CONTRACTORS                            CONTACT                               PHONE #                   FAX #

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Anchor Mechanical                      Noel Daly                             (312) 492-6994            (312) 492-6996
600 West Jackson Blvd.
Suite 150
Chicago, IL  60661
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
James Anderson, Inc.                   Thad Bednarz                          (708) 345-2400            (708) 343-0581
2030 Janice Ave.
Melrose Park, IL  60160
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Climatemp                              Frank Senese                          (312) 829-3131            (312) 829-7510
315 North May
Chicago, IL  60607
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Hill Mechanical Group                  Warren Hill                           (773) 929-6600            (773) 929-9549
4241 Ravenswood
Chicago, IL  60613
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Midwest Mechanical                     Ron Hill                              (630) 655-4200            (630) 655-0730
540 Executive Drive
Willowbrook, IL  60521
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Talmar Metal Products                  Ed Slowinski                          (708) 280-0461            (708) 693-3106
7703 West 98th Street
Hickory Hills, IL  60457
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Thermflo                               Kevin O'Brian                         (847) 541-0029            (847) 541-0272
251 Holbrook Drive
Wheeling, IL  60090
-------------------------------------- ------------------------------------- ------------------------- ---------------------------

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------

                                   SEARS TOWER

----------------------------------------------------------------------------------------------------------------------------------

                     APPROVED TELECOMMUNICATIONS CONTRACTORS

----------------------------------------------------------------------------------------------------------------------------------

CONTRACTOR                             CONTACT                               PHONE #                   FAX #

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Continental Electric                   Joel Johnson                          (847) 677-1600            (847) 677-1668
5900 West Howard
Skokie, IL  60077
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Maron Electric Co.                     Allen Kazamie                         (847) 679-6500            (847) 679-6503
5401 West Fargo Avenue
Skokie, IL  60077
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Prime Electric                         Mike Magee                            (312) 433-9111            (312) 433-6493
215 South Aberdeen
Chicago, IL  60601
-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Shamrock Electric Co.                  Lee Mattson                           (312) 876-2970            (312) 876-3908
1281 East Brummel
Elk Grove, IL  60007
-------------------------------------- ------------------------------------- ------------------------- ---------------------------

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------

                                                           SEARS TOWER

----------------------------------------------------------------------------------------------------------------------------------

                                               APPROVED ELECTRICAL SUB-CONTRACTORS

-------------------------------------- ------------------------------------- ------------------------- ---------------------------

CONTRACTOR                             CONTACT                               PHONE #                   FAX #

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Commercial Light Co.                   Scott Morris                          (708) 449-6900            (708) 449-6942
245 Fencl Lane
Hillside, IL  60162

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Continental Electric                   Joel Johnson                          (847) 677-1600            (847) 677-1668
5900 W. Howard
Skokie, IL  60077

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
J.W. O'Brien Corp.                     Jack O'Brien                          (847) 965-7780            (847) 965-7796
6314 Lincoln Ave.
Morton Grove, IL  60053

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Maron Electric Company                 Allen Kazamie                         (847) 679-6500            (847) 679-6503
5401 W. Fargo Avenue
Skokie, IL  60077

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Prime Electric                         Mike Magee                            (312) 433-9111            (312) 433-6493
215 South Aberdeen
Chicago, IL  60601

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Shamrock Electric Co.                  Lee Mattson                           (312) 876-2970            (312) 876-3908
1281 E. Brummel
Elk Grove Village, IL  60007

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Palos Electric Company, Inc.           Brian Crehan                          (312) 251-1368            (312) 251-1435
4630 West 138th Street
Crestwood, IL  60445

-------------------------------------- ------------------------------------- ------------------------- ---------------------------

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------

                                                           SEARS TOWER

----------------------------------------------------------------------------------------------------------------------------------

                                    APPROVED FIRE, LIFE SAFETY CONTROLS, SECURITY SUB-CONTRACTORS

----------------------------------------------------------------------------------------------------------------------------------

                                                 FIRE, LIFE SAFETY CONTROLS, SECURITY

-------------------------------------- ------------------------------------- ------------------------- ---------------------------

CONTRACTOR                             CONTACT                               PHONE #                   FAX #

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Advent Systems Inc.                    John Lothrop                          (630) 279-7171            (630) 279-7676
477 W. Wrightwood Ave.
Elmhurst, IL  60126

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Chicago Communication Systems          Luis Marrero                          (847) 956-8500            (847) 956-1593
1699 Elmhurst Road
Elk Grove, Illinois  60007

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Electronic Systems USA, Inc.           Mark Eggerding                        (708) 449-3334            (708) 449-3454
4413 Roosevelt Rd.,  110-B
Hillside, IL  60162

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Sentry Fire Protection Systems         Mary McDonnell                        (773) 489-6700            (773) 489-1197
1322 West North Avenue
Chicago, IL  60622

----------------------------------------------------------------------------------------------------------------------------------

Note:  ESUSA must make ALL final terminations to Base Building System.


----------------------------------------------------------------------------------------------------------------------------------

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------

                                                           SEARS TOWER

----------------------------------------------------------------------------------------------------------------------------------

                                          APPROVED TEMPERATURE CONTROL SUB-CONTRACTORS
----------------------------------------------------------------------------------------------------------------------------------

                                                      TEMPERATURE CONTROLS

-------------------------------------- ------------------------------------- ------------------------- ---------------------------

CONTRACTOR                             CONTACT                               PHONE #                   FAX #

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Advent Systems Inc.                    John Lothrop                          (630) 279-7171            (630) 279-7676
477 W. Wrightwood Ave.
Elmhurst, IL  60126

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Electronic Systems USA, Inc.           Mark Eggerding                        (708) 449-3334            (708) 449-3454
4413 Roosevelt Road
Suite 110-B
Hillside, IL  60162

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Johnson Controls                       Joel Lehman                           (847) 364-1500            (847) 364-1536
3007 Malmo Drive
Arlington Heights, IL  60005

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Landis & Gyr Powers                    John Dwan                             1-800-339-7800            (847) 499-3454
5440 W. Fargo
Skokie, IL  60077

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Thermflo                               Kevin O'Brian                         (847) 541-0029            (847) 541-0272
251 Holbrook Drive
Wheeling, IL  60090

-------------------------------------- ------------------------------------- ------------------------- ---------------------------

                                                                   Revised 11/99

----------------------------------------------------------------------------------------------------------------------------------

                                                           SEARS TOWER

----------------------------------------------------------------------------------------------------------------------------------

                                         APPROVED SPRINKLER/PIPE FITTER SUB-CONTRACTORS

----------------------------------------------------------------------------------------------------------------------------------
CONTRACTOR                             CONTACT                               TELEPHONE #               FAX #

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Ewing-Doherty Mechanical               Doug Ewing                            (630) 766-5920            (630) 766-0734
304 North York Road
Bensenville, IL  60101

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Great Lakes Plumbing & Heating         Gene Hyken                            (312) 876-0813            (312) 876-1932
4521 W. Diversey
Chicago, IL  60639

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
Superior Mechanical Systems            Patrick Sullivan                      (708) 599-5008            (708) 599-5017
7738 West 99th Street
Hickory Hills, IL  60457

-------------------------------------- ------------------------------------- ------------------------- ---------------------------
U.S. Fire Protection                   Mike Peterson                         (847) 816-0050            (847) 816-0098
28427 N. Ballard Drive
Lake Forest, IL  60045

-------------------------------------- ------------------------------------- ------------------------- ---------------------------

                                   SCHEDULE 4

                         CONTRACTOR & VENDOR GUIDELINES



                                     For the

                                   SEARS TOWER








                       TRIZECHAHN OFFICE PROPERTIES, INC.
                                November 1, 1999

                                   SEARS TOWER
                                PROJECT DIRECTORY

DIRECTORS                  TITLE                                                                   PHONE
---------                  -----                                                                   -----
Alex Pappas                Director of Design & Construction.....................................875-3643
Tom Keaty                  Director of Operations................................................875-0492
Liz Iozzo                  Assistant to Directors of Operation, Design & Construction ...........875-9763

MANAGERS
--------

George Rumel               General Manager.......................................................875-9463
Peg Kelley                 Assistant to General Manager..........................................875-9463
Steve Budorick             Senior Vice President ................................................875-1848
Jocelyn Mousel             Assistant to Senior Vice Preisdent....................................875-1848

SECURITY
--------

Carlos Villarreal          Director of Security..................................................875-8817
Peg Kelley                 Insurance (Certificates of Insurance).................................875-9463
Debbie Vrtis               Command Center Supervisor.............................................875-0170
Mark Swiecionis            Fire & Life Safety Officer............................................875-0070
SECURITY CONSOLE                    .............................................................875-7711

TENANT SERVICES
---------------

Jill Piunti                Tenant Advocate.......................................................875-8785
Ashley Buchanan            Assistant Manager, Tenant Services....................................875-6785
Calysta Johnson            Assistant to Tenant Services..........................................875-6433

ENGINEERING
-----------

Tom Cronin                 Chief Engineer........................................................875-0491
Bob Edwards                Assistant Chief.......................................................875-0490
Mark Boswell               Assistant Chief.......................................................875-0493

EMERGENCY NUMBER                    .............................................................875-7711

BUILDING SERVICES
-----------------

Security Command Center               (24 Hours a day)...........................................875-7711
Engineering Control Room              (24 Hours a day)...........................................875-0488
Office of the Building                (7:30 am. - 5:30 pm. Mon. - Fri.)..........................875-0066
Shipping/Receiving                    (7:30 am. - 3:30 pm.)......................................875-0063
Fire & Safety Officer                 (24 Hours a day)...........................................875-0070
Dave Brumirski                        Locksmith..................................................875-0076


                                       1

BUILDING HOURS OF OPERATION
---------------------------

Building Business Hours:            Monday - Friday..............................8:00 am - 6:00 pm
                  After Hours:      Monday - Friday..............................6:00 pm - 8:00 am
                                    Saturday, Sunday and Holidays.........................24 hours

Loading Dock Hours:                 Monday - Friday..............................5:00 am - 3:30 pm
                                    Saturday....................................7:00 am - 12:00 pm
                                    Sunday and Holidays.....................................CLOSED
Freight Service Hours:
                                    Monday - Friday..............................5:30 am - 3:30 pm
                                    Saturday....................................7:00 am - 12:00 pm
                                    Sunday and Holidays.....................................CLOSED

BUILDING HOLIDAYS
-----------------

New Years Day                       Memorial Day                Independence Day
Labor Day                           Thanksgiving Day             Christmas Day

                                   SEARS TOWER

                         CONTRACTOR & VENDOR GUIDELINES

These guidelines have been developed by building management of Sears Tower to provide information regarding procedures in the building. The purpose being to facilitate the completion of projects in a timely and safe manner.

Cooperation is essential and although not all possible situations can be foreseen, these guidelines deal with general areas of concern. Should any issue, not dealt with herein arise, contact building management in the Office of the Building during regular business hours or the Security Command Center after hours.

It is expected that the contractor will abide by all legal City of Chicago building codes, OSHA, NFPA, and EPA guidelines.

Security for the construction area during construction work is the responsibility of the contractor. This extends to possessions as well as the securing of the area upon completion of the work period. All temporary locking devices are to be provided by the building locksmith.

We expect a contractor working in our building to realize that he and his employees are invited guests and will be expected to exercise good judgment and courtesy at all times. Furthermore, be aware that many other businesses are operating within the building simultaneously and building management is committed to providing them with a QUIET, CLEAN, AND SAFE ENVIRONMENT.

MANAGEMENT RESERVES THE RIGHT TO HALT OR DELAY ANY WORK IN THE BUILDING IF WE DETERMINE THAT THE WORK INTERFERES WITH OUR TENANT'S ABILITY TO REASONABLY CONDUCT THEIR BUSINESS. ALL LOUD NOISE RELATED WORK SHALL BE COMPLETED PRIOR TO 7:30 A.M. OR AFTER 6:00 P.M. Any and all work that results in noise affecting areas in the building other than the floor under construction, including but not limited to concrete coring or sawing, hammering, drilling, SHOOTING OF CEILING HANGERS, cutting of pipes along the columns or within the concrete slab, SHALL BE DONE AFTER REGULAR BUSINESS HOURS OR ON WEEKENDS, or with the prior permission of the building Project Manager. Security measures will be taken if required to assure compliance.

When after-hours work is required, building management and the Director of Security must be notified no later than the close of business on the preceding business day. Also, arrangements must be made at this time for freight elevator or rubbish removal service. See Contractor After Hours Building Access Authorization Form.

Prior to the start of work, the General Contractor must submit the permit, insurance certificates and the names and addresses of all subcontractors, together with the name and telephone number of a contact person for each subcontractor to the building Project Manager. Also, the General Contractor must introduce the job superintendent to the Project Manager, Chief Engineer, Director of Security and Freight & Dock Services Master. See Project Information Sheet.

INSURANCE REQUIREMENTS

The General Contractor, EACH subcontractor, architect, interior space planner, and all of the Tenant's contractors and vendors must submit to the building Project Manager, before the start of work, a current certificate of insurance naming the Owner of the Building, its leasing agent and its mortgage lenders as additional insureds in the following manner:

1.      The name and address of the CERTIFICATE HOLDER:

         TH TOWER LEASING LLC & PARTNERS TOWER, L.P. (OWNER)
         c/o TrizecHahn Office Properties, Inc.
         Attention:  Insurance Records Administrator
         233 South Wacker Drive, Suite 3330
         Chicago, Illinois  60606

2. Your Certificate must correctly list the ADDITIONAL INSURED parties. The following should be covered as additionally insured parties with respect to general liability coverage:

         TRIZECHAHN OFFICE PROPERTIES, INC. (MANAGING AGENT)
         233 South Wacker Drive, Suite 3330
         Chicago, Illinois  60606

         TH TOWER LEASING LLC, PARTNERS TOWER, L.P., ATTORNEY FOR STATE STREET BANK & TRUST COMPANY, (OWNER), TRUSTEE UNDER A GRANTOR TRUST AGREEMENT DATED AS OF OCTOBER 31, 1994, AND KNOWN AS THE 233 SOUTH WACKER DRIVE TRUST

         c/o TrizecHahn Office Properties, Inc.
         233 South Wacker Drive, Suite 4600
         Chicago, Illinois  60606
         Attention Vice President

         METROPOLITAN LIFE INSURANCE COMPANY (MORTGAGE HOLDER)
         2001 Spring Road, Suite 400____________________________________________
         Oak Brook, Illinois  60521
         Attention:  Investment Officer - MPSAR

PLEASE MAIL THE CERTIFICATE TO:

                       TRIZECHAHN OFFICE PROPERTIES, INC.
                   ATTENTION: INSURANCE RECORDS ADMINISTRATOR
                          233 SOUTH WACKER DRIVE, #3330
                                CHICAGO, IL 60606

Certificates should state the following limits of coverage:

1. Statutory Worker's Compensation for the General Contractor and each Subcontractor and Vendor and the Architect/Interior Space Planner.

2. General Commercial Liability in the Amount of not less than $5 Million per occurrence for the General Contractor and $1 Million per occurrence for EACH Subcontractor, Vendor and the Architect/Interior Space Planner (Combined Single Limit for Bodily Injury and Property Damage).

3. Automobile Liability in the Amount of not less than $3 Million for the General Contractor and $1 Million for EACH Subcontractor, Vendor and the Architect/Interior Space Planner (Combined Single Limit for Bodily Injury and Property Damage).

                  Medical Expenses - $5,000 per person per accident Uninsured/Underinsured Motorists' Coverage - $1,000,000 Excess Liability Coverage - $5,000,000

4. The General Contractor and EACH Subcontractor, Vendor and the Architect/Interior Space Planner must maintain Employer's Liability Insurance in the Amount of not less than $500,000 per accident and per disease, per employee.

5. The General Contractor must maintain Owner's and Contractor's Protective Insurance in the Amount of NOT LESS THAN $5 Million per occurrence, and NOT LESS THAN $10 million per occurrence for any work associated on the exterior of the building (i.e., roofs, antennas or curtainwall work).

6. The Architect/Interior Space Planner must maintain Professional Liability Insurance in the Amount of NOT LESS THAN $1 Million for projects costing less than $10 Million and NOT LESS THAN $2 Million for projects costing $10 Million or more.

Total Per Occurrence/Accident Limits for Commercial General Liability, Auto Liability and Employer's Liability Insurance may be satisfied by a party with any combination of primary and excess or umbrella liability policies totaling the amount of the required insurance.

The General Contractor is responsible for coordinating ALL insurance certificates for all subcontractors and vendors prior to mobilization and before any work will be allowed to commence on site.

It is the intention of the Building Ownership that each lease and each construction contract and subcontract contain a MUTUAL WAIVER OF SUBROGATION so that the parties thereto eliminate any law right of subrogation of, or the right to assign, by way of subrogation, to any insurance company carrying insurance policies on any portion of the building and its contents, any cause of action which any party to a lease or construction contract or subcontract may have against the other party to such subcontract, contract or lease because of negligence or other wrongful conduct as a cause for any loss which is thus insured.

Inasmuch as the mutual waivers contained in the leases and construction contracts and subcontracts will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other party), each party providing insurance under a lease or a construction contract or subcontract must agree to cause each insurance company which has issued to it policies of insurance, to consent to such waiver and to waive all rights of subrogation against the parties named as additional insureds above.

TRADES PERSONS RULES

1. UNIONS - All trades persons are to have the proper trade union or other affiliations as required by the local jurisdictional entities.

2. ELEVATORS - TRADES PERSONS WILL USE FREIGHTS FOR ACCESS TO CONSTRUCTION FLOORS. Building management reserves the right to monitor and require specific rules for the use of elevators if it so warrants or to limit the use of the elevators if the privilege is abused.

3. SECURITY IDENTIFICATION - All trades persons are to have Building Identification Cards. All General Contractor supervisors working on the project must display a building photo I.D. badge. (PICTURES ARE TAKEN MONDAY-FRIDAY, FROM 10AM-11AM AT THE TOWER HEALTH CLUB, LOCATED ON LL3 OF THE SEARS TOWER). All other contractor employees and subcontractors working on the project must be issued a contractor ID pass. (see Contractor I.D. Authorization Form). This will allow them access into the building Monday-Friday, from 6am-6pm. Any required dock passes will also be issued at this time. The building I.D. badges are to be visibly worn at all times when within the building. The General Contractor will be responsible for any I.D. badges not returned upon completion of the project. Building security will monitor all trades persons. Building management reserves the right to interrupt any work in the building if any Contract Vendor Guidelines are not followed and the General Contractor will be responsible for delays caused as a result thereof. Please refer to the Contractor I.D. Authorization Form for further instructions on obtaining I.D.s.

4. PUBLIC AREAS - The building does not permit anyone to loiter in public areas of the building and construction personnel may not loiter in the areas of the building where they are not working.

CONSTRUCTION DOCUMENTS & SPECIFICATIONS

No work will be allowed to proceed without Building Management first reviewing the most current set of drawings outlining the scope of work. If the building Project Manager requires the services of outside consultants, i.e., a structural engineer to review load or coring requirements, the cost of such review will be the responsibility of the contractor and/or tenant for whom the job is being performed.

PERMITS

The following is required by the General Contractor prior to the start of construction or the delivery of materials:

- A copy of the building permit must be posted at the job site;

- THE ORIGINAL BUILDING PERMIT must be kept on file in the management office of the building, immediately upon receipt from the City of Chicago.

RUBBISH REMOVAL

The General Contractor will be responsible for bringing all rubbish to the loading dock and placing it into a designated dumpster box. Scheduling for freight elevator time required and dumpster box pick up and delivery is to be coordinated by the General Contractor with the Director of Security.

ALL FOOD WASTE AND ANY OTHER DEBRIS THAT MAY CAUSE SAFETY HAZARDS, ODORS, OR ANY OTHER BUILDING PROBLEM MUST BE REMOVED ON A DAILY BASIS.

Effective January 1, 1999, the Sears Tower will be issuing punch coupons for use of building dumpsters at the loading dock.

Each coupon card will contain 25 punches to be used when dumping construction debris into a dumpster at the Sears Tower loading dock. Each gondola, flat truck, or "A" frame dolly brought to the loading dock will require one punch from the coupon card.

If you are performing a remodeling project directly for an existing tenant of the building, not in connection with a TrizecHahn contract or a new lease, coupon cards must be purchased in advance by the contractor. The cost of each card is $375 and contains 25 punches. (COST FOR ONE SQUARE YARD OF WASTE IS EQUAL TO $15.00.)

If you are performing new construction and your contract is directly with TrizecHahn, you must pick up coupon cards in advance.

All coupon cards will be issued directly to the contractor by the building management for each project.

When dumping debris on the loading dock, a coupon card must be presented to the Dock Manager (approx. one square yard of waste) for each gondola, "A" frame, or flat truck load to be disposed.

Enclosed is an order form for your coupon cards. You must order your cards two
(2) weeks in advance. Please contact the Project manager should you have any questions.

PREMIUM TIME SERVICE

The building will keep separate work tickets for the premium hours performed as specifically requested. The premium time rate for personnel will be billed to the tenant and/or contractor.

Note that there is a minimum charge of four (4) hours for each request of premium time. This service should be scheduled a minimum of 48 hours, in advance, with the Office of the Building.

FREIGHT ELEVATORS

The freight elevators are controlled by key card readers, which can be operated by authorized key cards only or an operator, supplied by the building. Scheduling should be arranged a minimum of 24 hours in advance with the Director of Security.

FREIGHT CAR SIZES, CAPACITIES AND SPEEDS ARE LISTED BELOW:

                                         Low         Tall        Outer         Outer
    Freight Car   Width      Length      Height      Height      Door Ht.      Door Wd.         Capacity       Elev.speed
    -----------   -----      ------      ------      ------      --------      --------         --------       -----------
    F1            7'3"       6'1"        12'         15'7"       8'1"          4'               4000 lb.        @ 1200 fpm

         (Serves Floors:  LL3 - Lobby, 3, 31, 64, 66 - 102)

    F2            7'11"      6'7"        12'         15'7"       8'9"          5'8"             5000 lb.        @ 1000 fpm

         (Serves Floors:  LL3 - Rest 2, 33 - 63)

    F3            11'9"      7'6"        12'         15'7"       8'9"          7'11"           10000 lb.        @ 1200 fpm

         (Serves Floors:  LL1 - 102)

    F4            7'10"      6'7"        12'         15'7"       8'9"          5'9"             5000 lb.        @ 1000 fpm

         (Serves Floors:  LL1, 33 - 63)

    F5            7'11"      6'7"        12'         15'7"       8'9"          5'8"             5000 lb.        @ 1000 fpm

         (Serves Floors:  LL2 - Lobby, 3, 4 - 31, 63)

    F6            7'11"      6'7"        12'         15'7"       8'9"          5'8"             5000 lb.        @ 1000 fpm

         (Serves Floors:  LL1, 4 - 28, 63)

Note: Special hoisting of oversized and/or heavy items must be done by building elevator personnel. Coordination must be made through the building Project Manager.

FREIGHT ELEVATOR LOBBY (TYPICAL FLOORS)

The design and construction phase must account for code compliant egress out of the passenger and freight elevator lobbies at all times with access to a minimum of one exit stairwell. The Tenant's security concerns should be evaluated with respect to this requirement. (Maximum floor load is 75 lbs. per sq. ft. in typical freight lobby).

THIS MEANS KEEP THE FREIGHT LOBBIES CLEAR OF ALL DEBRIS!

LOADING DOCK

All materials shall be brought into the building at the loading dock which is located one level below grade and is accessible from Lower Wacker Drive or freight elevators. All deliveries will be required to be scheduled and coordinated with the Assistant Director of Security. The height restriction for Lower Wacker Drive is 12'6". Trailer length restriction is 40'. A 48' maximum trailer length may be accommodated during off hours only.

SITE SECURITY

The General Contractor is responsible for the security of the project site for the duration of the work. Building security must have access to the site at all times. The General Contractor is responsible to insure that building security has the proper keys necessary for ALL such access.

HAZARDOUS MATERIAL STORAGE

All hazardous material must be properly stored on the job site. The location of the stored hazardous material MUST BE listed and supplied to the building Project Manager AND the Fire & Life Safety Officer. (In case of a fire, the location of such material must be immediately available)

A list of all hazardous materials as well as copies of all MSDS sheets must be supplied to the building Project Manager and Fire & Life Safety Officer.

WINDOWS/SOLAR WINDOW FILM

Building windows and solar window film must be protected during the construction process. A site survey of the building windows will be performed both before and at the conclusion of the project. Any damage not noted during the initial walkthru will be the responsibility of the General Contractor at the end of the construction. Any solar window film repair costs will be charged to the Tenant or the General Contractor.

If there are any questions regarding the windows or window film, contact the building Project Manager.

CARPETING

Both broadloom and carpet tiles are approved for installation at the Sears Tower. Carpet glued down directly onto the concrete slab is NOT allowed. In the case of broadloom carpet, tackless strip installation must be scheduled for either before or after regular business hours or on a weekend.

No permanent glued down carpet is acceptable and will be rejected.

All carpeting should be delivered to the loading dock and taken to the location of installation within the building upon delivery. Old carpet must be disposed of by the carpet installer or the General Contractor.

The cost to repair or repaint a wall or walls damaged as a result of carpet installation will be the responsibility of the carpet installer or the General Contractor.

HVAC

The perimeter induction units must be clean at job completion and inspected by the building Chief Engineer.

Any HVAC test and air balance reports are to be submitted to the building Project Manager upon completion of work. To be forwarded to the Director of Mechanical Operations for review.

FIRE PROTECTION SPRINKLERS

Modifications must comply with the plans approved by the building Director of Mechanical Operations. Before any work may begin, the contractor must first check in with the Chief Engineer who will isolate the floor on which the work takes place.

All fire protection system work that is started on a given day must be completed by 3:00 p.m. on the same day. The General Contractor is responsible for coordinating this activity.

All penetrations are to be sealed with approved fire rated material.

No welding or any other work that has the potential of activating the building fire/smoke detection system or has the potential of attracting outside attention may commence without first informing the Chief Engineer/Engineering Control Room and the Fire & Life Safety Officer/Security Command Center. It is MANDATORY that welding, torching, and soldering permits be obtained from building security prior to the start of work. Upon completion of the work, it is mandatory that the Security Command Center and Engineering Control Room be notified. Contact can be made with those listed below:

SECURITY COMMAND CENTER.............................................. ..875-7711
ENGINEERING CONTROL ROOM................................................875-0488
TRIZECHAHN/OFFICE OF THE BUILDING.......................................875-0066
FIRE & LIFE SAFETY OFFICER..............................................875-0070

Permits will be issued through the Fire & Life Safety Officer, or in an after hours emergency through the security shift supervisor on duty. Please supply the following information:

A.       Your company name
B.       Nature of the job, i.e., welding, sweating water lines, etc.
C.       The firm, floor, and specific location of the work area
D.       The approximate time involved, start to finish

No work shall be performed if a welding/cutting permit has not been issued by a building security department representative. The General Contractor is responsible for fire safety including providing watchman and extinguishers during construction.

PLUMBING

Before any plumbing shutdowns may begin, the contractor must first check in with the Chief Engineer. The General Contractor is responsible for coordinating the activity. Futures (for future work) must be provided at wet columns, vent, and drainage systems.

ACCESSIBILITY

All new or existing MEP items, whether behind walls or above ceilings, which require maintenance must remain accessible at the completion of the project.

HOT TAPS

Hot taps are to be pressure tested prior to doing actual hot tap, and be checked by the building engineer.

ELECTRICAL

A. Panelboards shall be braced and rated for a minimum (10,000 AMP Interrupt Capacity A.I.C.) with copper buss only.

B. Circuit breakers for panelboards shall be of the bolt on type, rated for switching duty and rated for minimum (10,000 A.I.C.) and are to be clearly marked with regard to use on the inside door of breaker panel.

C. Branch circuit breakers of 2P and 3P configuration shall have a common trip.

D. Wire and cable to be copper and minimum size wire to be #12 except for control wire.

E.       Thin wall fittings shall be steel compression type.

F.       Wire is to be installed in conduit unless otherwise approved.

G. Existing wiring and/or conduit and any temporary wiring, existing or added, that is not to be reused shall be removed prior to the completion of the project.

H. Emergency lights and exit sign wiring shall be separate conduit systems.

I. City of Chicago plenum approved Flex must be used for installation of all new or relocated light fixtures.

J. Electrical and telephone (if involved) closets are to be cleaned at completion of work. All penetrations to be sealed equal to fire wall rating. Panel directories are to be updated and inserted in panel door with a copy submitted to building Project Manager.

AS-BUILT DRAWINGS

All mechanical trades are required to submit copies of as-built drawings to the General Contractor. The General Contractor will make one submission of three copies of as-built drawings for all trades to the building Project Manager. All as-built drawings are to be dated and signed by the appropriate subcontractor as well as the General Contractor and submitted to Landlord's Building Engineer, ESD Inc., within 30 days of substantial completion. A 12% final payment retention will be held from General Contractor and all MEP subcontractors until all as-built drawings are received and APPROVED by ESD at close of project. There will be no exceptions.

GENERAL INFORMATION

Building security and engineering departments are on duty in the building twenty-four hours a day, every day of the year.

FINAL CLEAN

Prior to the space being turned over to the tenant/building, the site must be final cleaned, to standards appropriate for tenant occupancy. The final cleaned condition must be approved by the Housekeeping Manager. If the condition is unacceptable for occupancy, building management will have the situation corrected and backcharge the General Contractor.

Note:  Building management is responsible for post-move in cleaning only.

SCHEDULED WORK

All work that does not take place during regular building business hours (refer to page 1) should be noted on the After Hours Authorization form and sent to the building Project Manager as soon as reasonably possible. It is important for security and life-safety reasons that the security and engineering departments be aware of contractor presence. If an after hours emergency arises, the Security Command Center phone (875-7711) must be notified.

AFTER HOURS ACCESS

Entrance to the building after hours is controlled by the security department. In order to facilitate after hours entrance or departure, it is important that the building Project

Manager be notified of the need as soon as reasonably possible. This is of particular importance regarding freight elevator service and the loading dock as manpower may have to be scheduled to handle the need. If an after hours emergency arises, you must notify the Security Command Center (875-7711).

PROPERTY PASSES

For anything leaving the building, including tools and parts, a property pass is required. This pass must be signed by the General Contractor, Job Superintendent or Foreman. Security officers will not accept them unless they are signed by authorized personnel. These property passes can be requested from the building Project Manager.

ACCIDENTS

All accidents must be reported to the Security Command Center immediately. The security department will dispatch personnel and facilitate the emergency procedures. In serious cases call 911 for the Chicago Fire Department Paramedics first, then notify the Security Command Center (875-7711).

FIRES

All fires must be reported to the Security Command Center IMMEDIATELY
(875-7711).

LOCKSMITHING

The building has a full-time locksmith who may consult, order, and install all locking mechanisms. The locksmith is responsible for all keys and all other types of locks and the installation of all lock cylinders/cores. Contact the Director of Mechanical Operations for assistance.

Contractor will be backcharged for lock mechanisms tampered with in construction area.

                                   SEARS TOWER
                                SAFETY PRACTICES

All contractors and its employees must follow safety practices outlined by employer, General Contractor and OSHA but not limited to: CONTRACTORS ARE RESPONSIBLE FOR MAINTAINING AND ENFORCING THEIR OWN SAFETY RULES AND PROCEDURES. Under no circumstances will Building Management or its employees accept responsibility for monitoring general safety guidelines. The following guidelines for safety in the building should be followed BUT IS NOT ALL INCLUSIVE OF SAFETY PRACTICES REQUIRED BY LAW, OR ANY OTHER RULES THAT MAY APPLY.

- Take special precautions if welding or cutting in a confined space is stopped for some time. Disconnect the power on ARC welding or cutting units and remove the electrode from the holder. Turn off the torch valves on gas welding or cutting units, shut off the gas supply at a point outside the confined area, and, if possible, remove the torch and hose from area.

- After welding or cutting is completed, mark hot metal or post a warning sign to keep workers away from heated surfaces.

-        Follow safe housekeeping principles.

         1. Don't throw electrode or rod stubs on the floor - discard them in proper waste container.

         2.       Keep construction area as free of debris as possible.

         3.       Keep chemicals secured in approved storage cabinets.

         4.       Keep floors dry and clean.

-       Hard hats must be worn at all times inside the construction area.

- All contractors must supply a list of all hazardous materials and their locations as well as all MSD sheets to the building Project Manager.

- Keep a fully stocked and clearly marked first aid supply kit on the job site at all times.

- Make sure there are fully charged, appropriate fire extinguishers present on the job site.

- An emergency brigade should be established and drills held. If you should need help in establishing a brigade or holding a drill, contact the building's Fire & Life Safety Officer.

                                   SEARS TOWER
                         GUIDELINES FOR CUTTING/WELDING

The following guidelines for cutting/welding in the building should be followed, BUT IT IS NOT ALL INCLUSIVE OF SAFETY PRACTICES REQUIRED BY LAW, OR ANY OTHER RULES THAT MAY APPLY.

- Make sure that sprinklers are in service.

- Make sure that cutting and welding equipment is in good repair.

PRECAUTIONS WITHIN 35 FEET

- Make sure floors are swept clean of combustibles.

- Combustible floors:  wet down, cover with damp sand or fire-resistive sheets.

- Flammable liquids are removed; other combustibles, if not removed, protected with fire-resistive tarpaulins or metal shields.

- Explosive atmosphere in area eliminated.

- All wall and floor openings are covered.

- Fire-resistive tarpaulins are suspended beneath work.

WORK ON WALLS OR CEILINGS

- Construction of the building structure is noncombustible and without combustible covering or insulation.

- Make sure combustibles are moved away from the other side of wall.

- Make sure all flammable liquids are purged from the work area.

- Any type of "Hot Work" requires a fire watch, appropriate extinguishers or fire hose, and a "Hot Work" Permit.

STRUCTURAL SLABS

- Saw cutting or trenching of floor slab is NOT permitted without prior written approval from Landlord and reviewed by building's structural consultant.

WORK ON ENCLOSED EQUIPMENT

- Enclosed equipment cleaned of all combustibles.

- Containers are purged of flammable liquids.

FIRE WATCH

* Fire watch will be provided by the Contractor during and for at least 60 minutes after work, and during coffee or lunch breaks.(1)

* The fire watch is supplied with suitable extinguishers.

* The fire watch is trained in use of this equipment and in sounding alarm.

* Report the beginning and conclusion of the fire watch to the Security Command Center (875-7711).

*****PLEASE FILL OUT ALL APPLICABLE FORMS ATTACHED AND FAX COMPLETED FORMS TO
         ALEX PAPPAS, FAX NUMBER 312-906-1118 IMMEDIATELY UPON SIGNING OF THIS CONTRACT.


--------------------------
(1) According to City Code, NFPA, and Factory Mutual Insurance Standards.

                                   SEARS TOWER
                       CONTRACTOR I.D. AUTHORIZATION FORMS

Please fill out the information below as it is required before any I.D.s will be made. These I.D.s will only allow access in the building Monday through Friday, 6am-6pm. Any work done outside of these hours must be authorized by the Project Coordinator or General Contractor Superintendent.

Picture I.D.s will be issued to Construction Supervisors. All other contractors will have non-photo I.D. contractor pass. I.D.s can be taken Monday-Friday from 10am-11am at the Tower Health Club, located on LL3 of the Sears Tower. Please complete this form and return to the building Project Manager.

COMPANY CONTRACTED BY:__________________________________________________________
                                  (TENANT NAME)

OFFICE CONTACT/SUPERINTENDENT:__________________________________________________

PHONE NUMBER:___________________________________________________________________

FLOORS THAT WORK WILL BE DONE ON:_______________________________________________

ESTIMATED JOB COMPLETION DATE: _________________________________________________

CONSTRUCTION COMPANY NAME:______________________________________________________

SUPERVISOR:    1.____________________________PHONE:_____________________________
                 ____________________________PAGER:_____________________________
                 __________________________CELL PHONE:__________________________

(BACKUP)       2.____________________________PHONE:_____________________________
                 ____________________________PAGER:_____________________________
                 __________________________CELL PHONE:__________________________

NUMBER OF CONTRACTOR I.D.S NEEDED:______________________________________________
                                               (Number of IDs needed)

NUMBER OF DOCK I.D.S NEEDED*:___________________________________________________
________________________________________________________________________________
                                               (Number of IDs needed)

This form must be sent to the Director of Security before any I.D.s will be issued. All I.D.s will be forwarded to the Project Coordinator or the building Project Manager and not to the Contractor. All Contractor I.D.s must be returned to the Office of the Building upon completion of the project. There will be a $50.00 charge for any I.D.s not returned.

----------------------------------
* Dock IDs will only be issued to contractors who will be responsible for deliveries/pickups and removing debris from the work area.

If a contractor must access the building during non-business hours, please use the "After Hours Building Access Authorization Form".

                                   SEARS TOWER
                     CONTRACTOR AFTER HOURS BUILDING ACCESS
                               AUTHORIZATION FORM

Please make sure that all information is filled out correctly and send to the attention of the building Project Manager.

COMPANY NAME: __________________________________________________________________

PROJECT COORDINATOR: ___________________________________________________________
(OR JOB SUPERINTENDENT)                    (PLEASE SIGN)

CONTRACTOR NEEDING ACCESS: _____________________________________________________

FLOOR:__________________________________ LOCATION:______________________________

DATE OF ACCESS: ________________________________________________________________

TIME PERIOD OF ACCESS:__________________________ UNTIL: ________________________

BRIEF DESCRIPTION OF WORK: _____________________________________________________

If access to occupied tenant space is necessary, please present evidence of TENANT AUTHORIZATION with this form or forward a request for such access NO LESS THAN 48 HOURS IN ADVANCE TO WHEN THE WORK WILL COMMENCE.

Anyone accessing the building will be required to show the security officer a type of photo identification card and Company ID. Please indicate the Supervisor who will be in charge and if at all possible the name of the construction workers who will be working in your space. If specific names are not known then please list the number of workmen per trade:

______________________________________________________________________
(Supervisor)
______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________
NOTE: There is a service charge for any lock or unlock requests made of the security department.

 ALL ACCESS NOTICES MUST BE RECEIVED BY BUILDING SECURITY 24 HOURS IN ADVANCE.

                                   SEARS TOWER
                            PROJECT INFORMATION SHEET

Please fill out the information listed below. This information must be completed before any work can begin in your space. Once this information has been completed please send to the building Project Manager, in the Office of the Building.

PROJECT:________________________________________________________________________

LOCATION:_______________________________________________________________________

GENERAL CONTRACTOR:_____________________________________________________________

SUPERINTENDENT:_________________________________________________________________

DAYTIME PHONE NUMBER:___________________________________________________________

AFTER HOURS PHONE NUMBER:_______________________________________________________

PAGER NUMBER:___________________________________________________________________

NORMAL WORKING HOURS:___________________________________________________________

DURATION OF PROJECT:____________________________________________________________

SUBCONTRACTORS: (INCLUDE M.E.P, CONTRACTORS AFTER HOUR PHONE NUMBER AND PAGER NUMBER)

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

=======================================

This section to be completed by the Office of the Building

BUILDING                                                                 PROJECT
MANAGER:_____________________________EXT.__________

                                   SEARS TOWER
                        CONSTRUCTION BADGES REQUEST FORM


This receipt confirms that the number of badges listed below were received by the signee. All badges are to be returned to the building Project Manager upon completion of the project. There will be a $50.00 charge for any I.D.s not returned.


ISSUED TO:______________________________________________________________________
                                            (YOUR NAME)

COMPANY NAME: __________________________________________________________________

NUMBER OF BADGES REQUESTED:_____________________________________________________



PROJECT:________________________________________________________________________

FLOOR: _________________________________________________________________________



RECEIVED BY:                                               DATE:

___________________________________             ________________________________
(PLEASE PRINT YOUR NAME)

___________________________________
(PLEASE SIGN YOUR NAME)

                                   SEARS TOWER
                              CONSTRUCTION DISPOSAL
                                COUPON ORDER FORM
                     (TO BE COMPLETED BY GENERAL CONTRACTOR)

NAME OF PROJECT_________________________________________________________________

PROJECT START DATE______________________________________________________________

NAME OF APPLICANT_______________________________________________________________

PROJECT COMPLETION DATE_________________________________________________________

CONTRACT WITH___________________________________________________________________

ESTIMATED YARDS OF WASTE FOR ENTIRE PROJECT_____________________________________

TOTAL NUMBER OF COUPONS REQUESTED TODAY_________________________________________

TO DATE  ___________________________________

--------------------------------------------------------------------------------
                 (TO BE COMPLETED BY TRIZECHAHN PERSONNEL ONLY)


TRIZECHAHN AUTHORIZATION________________________________________________________

COUPON NUMBERS          #________________THROUGH #_____________________________

AMOUNT OF PAYMENT RECEIVED $________CHECK #:__________________________

November 1, 1999

                                   SEARS TOWER
                   CONTRACTOR'S FREIGHT/DOCK DELIVERY REQUEST

TODAY'S DATE: __________________________________________________________________

CONTRACTOR: ____________________________________________________________________

TENANT NAME: ___________________________________________________________________

FLOOR #: _______________________________________________________________________

CONTACT: ___________________________________ TELEPHONE #:_______________________

THIS WILL SERVE AS A WRITTEN REQUEST FOR PRIORITY FREIGHT ELEVATOR/DOCK SERVICE FOR THE ABOVE-MENTIONED CONTRACTOR/TENANT.

DELIVERY DATE: _____________________________

DELIVERY TIME: _____________________________TO__________________________________
                       (START TIME)                  (STOP TIME)

TIMES WILL BE STRICTLY ENFORCED.
AVAILABLE TIMES ARE BETWEEN 4:00 AM AND 6:00 AM

PURPOSE: _______________________________________________________________________
                  (TYPE OF DELIVERY)

A SERVICE FEE OF $30.00 PER HOUR WILL BE CHARGED TO THE CONTRACTOR/TENANT.

COMMENTS: ______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


FOR OFFICE USE ONLY:

APPROVED AND FORWARDED BY: _____________________________________________________

DISTRIBUTION:     LEROY BROWN
                  SECURITY - LL3
                  CARLOS VILLARREAL

November 1, 1999

                                    EXHIBIT C
                              RULES AND REGULATIONS

1. Tenant shall not in any manner deface or injure the Building or any part thereof, nor do anything tending to injure the reputation of the Building or its occupants.

2. Except as provided in Section 26(v) of the Lease, Tenant shall not install any sign, lettering, picture, notice, advertisement or object unacceptable to Landlord against glass partitions, doors or windows which would be visible from the Building's corridors, or place same on any outside window or in a position visible from outside the Building. Tenant agrees to promptly remove same upon notice from Landlord. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as approved by prior written consent of Landlord.

3. Tenant shall not, in advertising or other publicity, without prior written consent of Landlord, use the name of the Building (Sears Tower) or use pictures or illustrations of the Building.

4.       The Tenant's mailing address shall include:

                  (Name of Company)
                  233 South Wacker Drive
                  Chicago, Illinois  60606-________

5. Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, loading docks, escalators and stairways in and about the Building.

6. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or that create a fire hazard, or create odors, any of which may be offensive to other Tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside the Premises.

7. Tenant shall not make any canvass in the Building to solicit business or for any other reason.

8. Tenant shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified herein.

9. Tenant shall report all peddlers, solicitors and beggars immediately to the office of the Building or as Landlord otherwise requests.

10. Tenant shall not waste water and agrees to cooperate fully with Landlord to assure the most effective operating of the building's heating and air conditioning, and shall refrain from adjusting any controls other than room thermostats installed for Tenant's use, and shall keep public corridor doors closed, and shall not block any heating and air conditioning induction units.

11. Tenant shall not employ persons to do janitor work in the Premises and no persons other than the janitors of the Building shall clean the Premises without prior written consent of Landlord. With prior written consent of Landlord, any person employed by Tenant to do janitor's work shall, while in the Building, either inside or outside of the Premises, be subject to and under the control and direction of the manager of the Building (but not as agent or servant of said manager or Landlord).

12.      Tenant shall not:

         (a)      Cook in the Premises;

         (b) Place vending or dispensing machines of any kind in or about the Premises;

         (c) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form;

         however, with prior written consent of Landlord, such activities may be permitted in lounges or other facilities specifically designated for this purpose.

13.      Tenant shall not:

         (a) Use the Premises for lodging or for any immoral or illegal purposes.

         (b) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

         (c) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

14. Tenant shall not install any equipment utilizing an ammonia process or using any ammonia products or any other noxious process necessitating venting.

15.      Tenant shall not bring firearms into the Premises.

16. Tenant shall keep doors and other means of entry to the Premises closed and secured.

                                    EXHIBIT D

                       FORM OF TENANT ESTOPPEL CERTIFICATE

                              ESTOPPEL CERTIFICATE

Landlord:                  TH Tower Leasing LLC

Tenant:

Address of Tenant:         Suite _____ consisting of approximately _____ square
                           feet of Rentable Area on the _____ Floor(s) of the Building

Lease: That certain Lease, dated ______________________, 199__, by and between Landlord and Tenant, including the Work Letter and the Condenser Water Addendum, if any,and the following amendments, if any, (the "Lease", a copy of which is attached and made a part hereof).

Commencement Date:

Expiration Date:

Security Deposit                    $_______________

Monthly Base Rent:                  $_______________

Monthly License Fee:                $_______________

Monthly Base Rent and

License Fee Paid Through:

Percentage Rent:  ___% of Sales in excess of $___ Monthly

Current Estimated Monthly
Installment of the Expense
Adjustment Amount:                  $_______________

Current Estimated Monthly
Installment of the Tax
Adjustment Amount:                  $_______________

Lenders: Metropolitan Life Insurance Company and Partners Tower, L.P. (and/or additional lenders, their respective successors and assigns).

1. In order to induce Lenders to make loans secured by, among other things, Mortgages on property (the "property") which includes the Premises, Tenant hereby certifies as true and correct the following statements:

         (a) The Lease is a true, correct and complete agreement between Landlord and Tenant with respect to the premises described therein (the "Premises").

         (b) The Lease is in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, supplemented or changed, whether in writing or orally (including, without limitation, any agreement by Landlord to assume any lease of Tenant covering space in other property), except as disclosed herein.

         (c) Tenant is in sole possession of and is occupying the Premises. Except as specified below, Tenant is not in any respect in default under the Lease and has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred or hypothecated its interest in the Lease or the Premises.

         (d) The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights of renewal, extension, expansion, purchase or first refusal concerning the Lease, the Premises or other space within the building of which the Premises are a part, except as may be stated in the Lease. Tenant has not exercised any option or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the Lease. Tenant does not have any preferential right to purchase all or any part of the property of which the Premises are a part.

         (e) The Monthly Base Rent (License Fee and Percentage Rent) and other amounts payable under the Lease are correctly stated above. Monthly Base Rent (and License Fees) has (have) been paid through the date stated above. Tenant has not prepaid any rent for more than one (1) month and is paying rent under the Lease on a current basis with no offsets, credits, claims or setoffs. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, which are unexpired, except as disclosed herein.

         (f) Tenant has deposited the Security Deposit stated above with Landlord, and to the best of Tenant's knowledge, none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

         (g) As of the date hereof, Landlord has fully performed all of its obligations under the Lease and has satisfied all commitments made to induce Tenant to enter into the Lease. To the best of Tenant's knowledge, Landlord is not in default under the terms and conditions of the Lease and no event has occurred which would constitute a default under the Lease, either upon service of notice or passage of time. To the best of Tenant's knowledge, no claim, controversy or dispute exists between Tenant and Landlord. As of the date hereof, Tenant is not asserting that the Lease is not fully enforceable by Landlord in accordance with its terms.

         (h) All construction, build-out, improvements, or alterations to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease and all contributions required to be made by Landlord on account thereof have been made.

         (i) Landlord has not previously given any consent to Tenant (i.e., consent to sublease or alter the Premises) that is required under the Lease before the taking of any action by Tenant, except as disclosed herein.

         (j) Tenant is not insolvent and is able to pay its debts as they mature. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

2. Tenant agrees that from and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

3. Tenant hereby certifies that the address for notices to Tenant under the Lease is correctly set forth above.

         This certificate has been given to Lenders with the understanding that Lenders will rely hereon in connection with loans which will be secured by the property of which the Premises constitute a part. The undersigned hereby certifies that he or she is duly authorized to sign and deliver this Estoppel Certificate.

         IN WITNESS WHEREOF, Tenant has caused this Estoppel Certificate to be executed by its duly authorized representative as of the ____ day of ___________, _____.

                                        TENANT:


                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------

                                    EXHIBIT E

                            CONDENSER WATER ADDENDUM

This Condenser Water Addendum constitutes a part of the Lease, dated March 10, 2000, between TH TOWER LEASING LLC, a Delaware limited liability company, as Landlord, and UNIVERSAL ACCESSS, INC., a Delaware corporation, as Tenant, for premises as described in the Lease located at 233 South Wacker Drive, Chicago, Illinois (the "Premises").

         WHEREAS, Landlord has constructed and is operating an auxiliary condenser water system (the "System") for its use and the use of tenants in the Building; and

         WHEREAS, Tenant is desirous of connecting certain facilities to the System to be indicated on the plans;

         NOW, THEREFORE, the parties agree as follows:

Tenant shall advise Landlord of its requirements for condenser water use, determined separately for each floor of the Premises, and furnish to Landlord plans and specifications of its facilities which it proposes to connect to the System.

Upon Landlord's approval thereof and payment of Landlord's costs in connection therewith, Landlord shall grant to Tenant the right to connect its facilities to the System which connection shall be made only by Landlord's approved contractor.

Prior to making said connection, Tenant shall pay Landlord a one time "Connection Fee" of $500.00.

Tenant shall pay to Landlord a "Monthly Fee" for its dedicated capacity on the System. The fee shall be calculated as follows:

                  CONDENSER WATER RATE -

                  (GPM x 60) x 728 hours per month x cost per gallon = Monthly
                  Fee

                  (GPM is to be calculated by using the equipment manufacturer's technical specifications based on a condenser entering water temperature (EWT) of 85 degrees Fahrenheit and a condenser water temperature rise (WTR) of 10 degrees Fahrenheit).

All proposed changes in Tenant's facilities shall be submitted to Landlord in advance for Landlord's approval. No changes shall be made in Tenant's facilities without prior written approval of Landlord. Landlord shall have the right to designate such conditions and charges for the making of Tenant's changes as Landlord deems appropriate. It is expressly agreed that Landlord may refuse to make any changes which increase the amount of condenser water supplied to Tenant.

All the terms and conditions of the Lease shall apply to this Addendum.

This Addendum shall become effective on the Commencement Date and will terminate on the termination of the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Condenser Water Addendum to be duly executed this 10th day of March, 2000.



                                        LANDLORD:

                                        TH TOWER LEASING LLC,
                                        a Delaware limited liability company


                                        By: /s/ Stephen E. Budorick
                                           ------------------------------------

                                        TENANT:

                                        UNIVERSAL ACCESS, INC.,
                                        a Delaware corporation


                                        By: /s/ Robert Brown
                                           ------------------------------------

                                    EXHIBIT F

                               GENERATOR LOCATION

                                  EXHIBIT G

                                   SIGNAGE
tenant work letter switched for version 2 VPM 12-07-99









                                     G-2